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                                                                   Exhibit 10.11

                              AMENDED AND RESTATED
                     LIMITED LIABILITY COMPANY AGREEMENT OF
                                MBW INVESTORS LLC

            This Amended and Restated Limited Liability Company Agreement of MBW Investors LLC (the "Company") is made as of December 31, 1996, among Dartford Partnership L.L.C. and James B. Ardrey, as initial Members of the Company, and the Persons who become Members of the Company in accordance with the provisions hereof and whose names are set forth as Members on Schedule A hereto.

            WHEREAS, Dartford Partnership L.L.C. and James B. Ardrey have heretofore formed a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. ss.18-101, et seq., as amended from time to time (the "Delaware Act"), by filing a Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware on December 20, 1996, and entering into a Limited Liability Company Agreement of the Company, dated as of December 20, 1996 (the "Original Limited Liability Company Agreement"); and

            WHEREAS, the Members desire to continue the Company as a limited liability company under the Delaware Act and to amend and restate the Original Limited Liability Company Agreement in its entirety.

            NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members, intending to be legally bound hereby, amend and restate the Original Limited Liability Company Agreement in its entirety and agree as follows:

                                    ARTICLE I

                                  DEFINED TERMS

            Section 1.1 Definitions. Unless the context otherwise requires the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified.

            "Additional Members" has the meaning set forth in Section 12.1 hereof.

            "Additional Units" has the meaning set forth in Section 12.1 hereof.
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            "Admission Event" means the:

                  (a) execution of this Agreement or any other writing
            evidencing intent to become a Member; and

                  (b) the making of a Capital Contribution.

            "Affiliate" means with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with the specified Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

            "Agreement" means this Amended and Restated Limited Liability Company Agreement, as amended, modified, supplemented or restated from time to time.

            "Asset Purchase Agreement" means the Asset Purchase Agreement, dated as of December 18, 1996, by and among Conopco, Inc. and the Operating Company.

            "Assignee" means any Person who is an assignee of a Member's interest in the Company, or part thereof, and who does not become a Member pursuant to Section 13.3 hereof.

            "Available Cash" means all cash (including the net proceeds from capital transactions and sale of assets not in the ordinary course of business) held and owned by the Company less any reserve for the working capital and other foreseeable future needs of the Company, as determined by the Board in its sole discretion.

            "Board" means the Board of Member Managers of the Company, with such powers and duties as described in Article VI.

            "Capital Account" means, for each Member, the sum of Capital Contributions made by such Member pursuant to Section 4.1 hereof and such adjustments made pursuant to Section 4.3 hereof.

            "Capital Contribution" means, with respect to any Member, the aggregate amount of money and the value of any property (other than money) contributed to the Company pursuant to Section 4.1 hereof with respect to the Units held by such Member. In the case of a Member who acquires an interest in the Company by virtue of an assignment in accordance with the terms of this Agreement, "Capital Contribution" has the meaning set forth in Section 4.3(b) hereof.


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            "Cause" means (i) the failure or inability to cure or remedy, within
20 days after written notice from the Board, any willful misconduct in the course of rendering services for or on behalf of the Company; (ii) the commission of any fraudulent act in the course of rendering services for or on behalf of the Company; and (iii) the conviction of a felony by any court having competent jurisdiction.

            "Certificate" means the Certificate of Formation and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

            "Chase Borrowings" means indebtedness incurred by the Operating Company under (i) the Credit Agreement, dated as of the date hereof, by and among the Operating Company, MBW Holdings, the Lenders (as defined therein), and The Chase Manhattan Bank, N.A., as Agent for the Lenders and (ii) the Senior Subordinated Credit Agreement, dated as of the date hereof, between the Operating Company and The Chase Manhattan Bank, as Agent.

            "Class A Holder" means any Person listed on Schedule A hereto as a holder of Class A Units.

            "Class A Units" means the outstanding Class A Units, each of which shall have the rights, powers and preferences set forth in Section 4.6 hereof.

            "Class B Holder" means any Person listed on Schedule A hereto as a holder of Class B Units.

            "Class B Units" means the outstanding Class B Units, each of which shall have the rights, powers and preferences set forth in Section 4.6 hereof.

            "Class C Holder" means any Person listed on Schedule A hereto as a holder of Class C Units.

            "Class C Units" means the outstanding Class C Units, each of which shall have the rights, powers and preferences set forth in Section 4.6 hereof.

            "Class D Holder" means any person listed on Schedule A hereto as a holder of Class D Units.

            "Class D Units" means the outstanding Class D Units, each of which shall have the rights, powers and preferences set forth in Section 4.6 hereof.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement. A reference


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to a specific section (ss.) of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

            "Company" means MBW Investors LLC, the limited liability company heretofore formed and continued under and pursuant to the Delaware Act and this Agreement.

            "Covered Person" means a Member, a Member Manager, an Officer, any Affiliate of a Member, Member Manager or Officer, any officers, directors, shareholders, partners, employees, representatives or agents of a Member, a Member Manager, an Officer or their respective Affiliates, or any employee or agent of the Company or its Affiliates.

            "Dartford" means Dartford Partnership L.L.C., a Delaware limited liability company.

            "Delaware Act" means the Delaware Limited Liability Company Act, 6 Del.C. ss.18-101, et seq., as amended from time to time.

            "Depreciation" means, for each Tax Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Tax Year or other period; provided, however, that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Tax Year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction with respect to such asset for such Tax Year or other period bears to such beginning adjusted tax basis; and provided further, that if the federal income tax depreciation, amortization or other cost recovery deduction for such Tax Year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Member Managers.

            "Fair Asset Value" means the amount for which any asset could be sold in an arm's length transaction by one who desires to sell, but is not under any urgent requirement to sell, to a buyer who desires to buy, but is under no urgent necessity to buy, when both have a reasonable knowledge of the facts, all as determined by the Board. In determining such Fair Asset Value, furniture, fixtures and equipment shall be valued at cost less depreciation and the reasonably foreseeable prospects (including all tax liabilities and, in particular, tax liabilities upon the sale or other disposition of Company assets) of the business of the Company shall be taken into account. Securities which are listed on a national securities exchange shall be valued at the average last sales price during the immediately preceding 15 days on which such securities are traded on such exchange or, with respect to any of such dates on which no sales occurred, at the mean between the high "bid" and low "asked" prices at the close of business on such date.


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            "Fiscal Year" means (i) the calendar year or (ii) any portion of the period described in Clause (i) of this sentence for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to Article VIII hereof.

            "Fenway" means Fenway Partners Capital Fund, L.P., a Delaware limited partnership.

            "Gross Asset Value" means, with respect to any asset, such asset's adjusted basis for federal income tax purposes, except as follows:

                  (a) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as agreed to by the contributing Member and the Board;

                  (b) the Gross Asset Value of all Company assets shall be
            adjusted to equal their respective Fair Asset Values, as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company assets as consideration for an interest in the Company; and (iii) the liquidation of the Company within the meaning of Treasury Regulation ss.1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to Clause (i) and Clause (ii) of this sentence shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company; and

                  (c) the Gross Asset Value of any Company asset distributed to any Member shall be the Fair Asset Value of such asset on the date of distribution, as determined by the distributee Member and the Board.

            If the Gross Asset Value of an asset has been determined or adjusted pursuant to Paragraph (a) or Paragraph (b) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

            "Liquidating Trustee" has the meaning set forth in Section 15.3 hereof.

            "Majority Vote" means the written approval of, or the affirmative vote by, Members holding a majority of the Voting Units held by Members.


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            "Management Services Agreement" means the Management Services
Agreement, dated as of December 31, 1996, between Dartford and the Operating Company, as amended, modified, supplemented and restated from time to time.

            "MBW Holdings" means MBW Holdings Inc., a Delaware corporation.

            "McCown De Leeuw" means, collectively, McCown De Leeuw & Co. III, L.P., a California limited partnership, McCown De Leeuw & Co. Offshore (Europe) III, L.P., a Bermuda limited partnership, McCown De Leeuw & Co. III (Asia), L.P., a Bermuda limited partnership, and Gamma Fund LLC, a California limited liability company.

            "MDC Permitted Transferee" means with respect to McCown De Leeuw, any partnership with the same controlling general partner as McCown De Leeuw and any of the partners of McCown De Leeuw which receive Units upon a distribution to any such partners by McCown De Leeuw.

            "Member" means any Person named as a member of the Company on Schedule A hereto and includes any Person admitted as an Additional Member or a Substitute Member pursuant to the provisions of this Agreement, and "Members" means two or more of such Persons when acting in their capacities as members of the Company. Except as otherwise provided herein, the Members shall constitute one class or group of members.

            "Member Managers" means the Members designated in Section 6.1 hereof as the member managers of the Company and shall include successors appointed pursuant to the provisions of this Agreement. A Member Manager shall not be deemed to be a "manager" within the meaning of the Delaware Act.

            "Non-Public Shareholders" of the Public Company means (i) the Company, if the Public Company is MBW Holdings or the surviving entity of any merger or consolidation of MBW Holdings and the Operating Company, (ii) the Members, if the Public Company is the Company or the surviving entity of any reorganization (including any incorporation of the Company) or any merger or consolidation of the Company and MBW Holdings (or any successor), or (iii) MBW Holdings, if the Public Company is the Operating Company and no merger or consolidation of MBW Holdings and the Operating Company takes place.

            "Officers" means officers of the Company appointed by the Board pursuant to Article VI hereof.

            "Outstanding C Units Percentage" means the percentage (with 1.0 equal to 100%) obtained by dividing (x) the number of C Units that are outstanding as of the time a calculation of the Outstanding C Units Percentage is required to be made by (y) 1,300.


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            "Outstanding D Units Percentage" means the percentage (with 1.0 equal to 100%) obtained by dividing (x) the number of Vested Class D Units outstanding pursuant to Section 4.6(d) by (y) the aggregate number of outstanding Class D Units.

            "Operating Company" means MBW Foods Inc., a Delaware corporation.

            "Permitted Transferees" means the Persons to whom Transfers are permitted to be made under Section 13.2.

            "Person" includes any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

            "Profits" and "Losses" means, for each Tax Year, an amount equal to the Company's taxable income or loss for such Tax Year, determined in accordance with ss.703(a) of the Code (but including in taxable income or loss, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to ss.703(a)(1) of the Code), with the following adjustments:

                  (a) any income of the Company exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

                  (b) any expenditures of the Company described in
            ss.705(a)(2)(B) of the Code (or treated as expenditures described in ss.705(a)(2)(B) of the Code pursuant to Treasury Regulation ss.1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

                  (c) in the event the Gross Asset Value of any Company asset is adjusted in accordance with Paragraph (b) or Paragraph (c) of the definition of "Gross Asset Value" above, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

                  (d) gain or loss resulting from any disposition of any asset of the Company with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value; and


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                  (e) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Tax Year or other period, computed in accordance with the definition of "Depreciation" above.

            "Proportionate Percentage" means, (i) with respect to each Member that elects to exercise its rights under Section 12.2 hereof, a percentage (expressed as a decimal fraction rounded to the nearest one-hundredth) obtained by dividing (x) the number of all Voting Units owned by such electing Member by
(y) the aggregate number of Voting Units owned by all Members and (ii) with respect to Section 14.1 hereof a percentage (expressed as a decimal fraction rounded to the nearest one-hundredth) obtained by dividing (x) the number of all Class A Units proposed to be sold by McCown De Leeuw pursuant to the Transfer giving rise to the Tag-Along Period under Section 14.1 hereof by (y) the aggregate number of Class A Units and owned by McCown De Leeuw.

            "Public Company" means the Operating Company, MBW Holdings, the Company, or any surviving entity of a reorganization, merger or consolidation of one or more of such entities, which intends to effect a Public Offering.

            "Public Offering" means (i) the sale to the public by the Public Company for its own account of equity securities issued by such Public Company, and/or (ii) the sale to the public by the Non-Public Shareholders pursuant to a Secondary Sale of equity securities issued by the Public Company and held by the Non-Public Shareholders, in either case pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Secondary Sale" means any sale by one or more Non-Public Shareholders of equity securities issued by the Public Company and held by such Non-Public Shareholders (but not originally issued by the Public Company pursuant to a Public Offering), whether such sale is pursuant to a registered public offering under the Securities Act of 1933, as amended, an exemption from the registration requirements thereof, or otherwise.

            "Subsidiary" with respect to any company means any corporation more than 50% of whose stock (measured by virtue of voting rights) in the aggregate is owned by such company, by one or more Subsidiaries of such company, or by such company and one or more Subsidiaries of such company. The Subsidiaries of the Company on the date hereof are MBW Holdings and the Operating Company.

            "Substitute Member" means a Person who is admitted to the Company as a Member pursuant to Section 13.3 hereof, and who is named as a Member on Schedule A to this Agreement.


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            "Tax Liability Distributions" shall have the meaning given such term in Section 8.2 hereof.

            "Tax Matters Member" has the meaning set forth in Section 10.1 hereof.

            "Tax Year" means the 12 month period ending on the last Saturday in December.

            "Transaction" has the meaning set forth in Section 6.12 hereof.

            "Transaction Documents" means any and all documents, agreements, certificates or other instruments required to be executed and delivered by or on behalf of the Company in connection with the Chase Borrowings.

            "Transfer" means (i) as a noun, any transaction (or the consummation of a transaction) which has resulted in a change in the ownership of any Unit, including without limitation, any voluntary or involuntary sale, assignment, transfer, pledge, hypothecation, encumbrance, disposal, loan, gift, attachment or levy of, by or with respect to the Member which owns such Unit which has resulted in a transfer of the voting rights or the rights to distribution with respect to such Unit, and (ii) as a verb, to make any transaction described in
(i).

            "Treasury Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

            "Unit" means any one of the Class A Units, Class B Units, Class C Units or Class D Units. Each Unit represents a limited liability company interest in the Company, with the respective rights, powers and preferences as provided in this Agreement. All issued Units are held by the Members as set forth on the Schedule A hereto. If Additional Units are issued as provided in
Article XII, the total number of Units outstanding shall be automatically increased by the number of Additional Units issued. Upon their issuance, all Units shall be owned by the Members holding such Units.

            "Unrecouped Capital Contribution" means as to any Member or Assignee the amount of such Member's or Assignee's Capital Contribution with respect to Class A Units held by such Member or Assignee minus the aggregate of all distributions previously made to such Member or Assignee pursuant to Section 8.3(i) hereof.

            "Vested Class D Units" means those Class D Units that have vested in accordance with Schedule C hereto.


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            "Voting Units" means, collectively, the Class A Units and the Class
B Units which shall vote together as a single class.

            Section 1.2 Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

                                   ARTICLE II

                              CONTINUATION AND TERM

            Section 2.1 Continuation.

            (a) The Members hereby agree to continue the Company as a limited liability company under and pursuant to the provisions of the Delaware Act and agree that the rights, duties and liabilities of the Members and the Member Managers shall be as provided in the Delaware Act, except as otherwise provided herein.

            (b) Any Person listed on Schedule A hereto that performs an Admission Event, and any Person listed on Schedule A hereto whose authorized representative performs an Admission Event, shall be deemed to have evidenced its intent to become a Member, to have complied with the conditions for becoming a Member as set forth in this Agreement, and to have requested that the records of the Company reflect such admission as a Member, and when the records of the Company are amended to reflect the admission of such Person as a Member, such Person shall be admitted to the Company as a Member. By executing this Agreement, Dartford shall continue as a Member, and James B. Ardrey shall resign as a Member and shall receive the return of his capital contribution without interest or deduction upon the admission of the Persons listed on Schedule A hereto as members of the Company. Upon the resignation of James B. Ardrey as a member of the Company, the Members hereby agree to continue the business of the Company without dissolution.

            (c) The name and mailing address of each Member shall be listed on the Schedules hereto. The Member Managers shall update any Schedule from time to time as necessary to accurately reflect the information therein. Any amendment or revision to a Schedule made in accordance with this Agreement shall not be deemed an amendment to this Agreement. Any reference in this Agreement to a Schedule shall be deemed to be a reference to such Schedule as amended and in effect from time to time.

            Section 2.2 Name. The name of the Company heretofore formed and continued hereby is MBW Investors LLC. The business of the Company may also be conducted under any other name or names designated by the Board from time to time.


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            Section 2.3 Term. The term of the Company commenced on the date the
Certificate was filed in the office of the Secretary of State of the State of Delaware and shall continue until December 31, 2021, unless dissolved before such date in accordance with the provisions of this Agreement. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate.

            Section 2.4 Registered Agent and Office. The Company's registered agent and office in the State of Delaware shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. At any time, the Board may designate another registered agent and/or registered office.

            Section 2.5 Principal Place of Business. The principal place of business of the Company shall be at 801 Montgomery Street, Suite 400, San Francisco, California 94133. Upon 10 days' notice to the Members, the Board may change the location of the Company's principal place of business.

                                   ARTICLE III

                        PURPOSE AND POWERS OF THE COMPANY

            Section 3.1 Purpose. The purpose of the Company is to acquire, hold for investment, sell and dispose of the stock and other securities, directly or indirectly, of any Subsidiary, and to engage in all activities necessary, advisable or incidental thereto, including without limitation engaging in (or causing or permitting any of its Subsidiaries to engage in) any of the transactions identified in Sections 3.2 or 6.12 hereof.

            Section 3.2 Powers of the Company.

            (a) Subject to the provisions of Section 3.3, the Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose set forth in Section 3.1, including, but not limited to, the power:

                  (i) to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Delaware Act in any state, territory, district or possession of the United States, or in any foreign country that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

                  (ii) to acquire by purchase, lease, contribution of property or otherwise, own, hold, operate, maintain, finance, improve, lease, sell, convey,


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            mortgage, transfer or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

                  (iii) to enter into, perform and carry out contracts of any kind convenient to or incidental to the accomplishment of the purpose of the Company;

                  (iv) to lend money for its proper purpose, to invest and
            reinvest its funds, to take and hold real and personal property for the payment of funds so loaned or invested;

                  (v) to appoint employees and agents of the Company, and define their duties and fix their compensation;

                  (vi) to indemnify any Person in accordance with the Delaware
            Act;

                  (vii) to cease its activities and cancel its Certificate;

                  (viii) to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Company; and

                  (ix) to guaranty the obligations of any Person and to secure any of the same by a mortgage, pledge or other lien on the assets of the Company.

            (b) The Member Managers and Officers, or any of them, are hereby expressly authorized to enter into and perform on behalf of the Company the Transaction Documents, but such authorization shall not be deemed a restriction on the power of the Member Managers to authorize the Officers to enter into other documents on behalf of the Company to the extent permitted by this Agreement. The Company, Member Managers and the Officers on behalf of the Company, are expressly authorized to enter into and perform the Transaction Documents, and to the extent the Company, Member Managers and the Officers have previously entered into and performed such agreements such actions are ratified, without any further act, vote or approval of any Member notwithstanding any other provision of this Agreement, the Delaware Act or other applicable law. Further, the Members, in their capacity as Members and, as applicable, Member Managers, do hereby approve and adopt the resolutions attached hereto as Annex 1.

            Section 3.3. Limitations on Actions. Anything in this Agreement to the contrary notwithstanding, the Company shall not hold any investment, incur any indebtedness or


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otherwise take any action that would cause any Member of the Company to realize
"unrelated business taxable income" as such term is defined in Section 512 of the Code.

                                   ARTICLE IV

                          CAPITAL CONTRIBUTIONS, UNITS,
                          CAPITAL ACCOUNTS AND ADVANCES

            Section 4.1 Capital Contributions.

            (a) Each Member has contributed to the capital of the Company the amount of cash set forth opposite the Member's name on Schedule A hereto, and the Company has issued to each Member the number of Units set forth opposite the Member's name on Schedule A hereto; provided, that with respect to the Class D Holders, the number of Class D Units issued to each Class D Holder and the respective capital contributions relating thereto shall be maintained on the books and records of the Company and not set forth on Schedule A hereto.

            (b) No Member shall be required to make any additional capital contribution to the Company.

            Section 4.2 Status of Capital Contributions.

            (a) Except as otherwise provided in this Agreement, the amount of a Member's Capital Contributions may be returned to it, in whole or in part, at any time, but only with the consent of all Members.

            (b) No Member shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Company or otherwise in its capacity as a Member, except as otherwise specifically provided in this Agreement.

            (c) Except as otherwise provided herein and by applicable state law, the Members shall be liable only to make their Capital Contributions pursuant to
Section 4.1 hereof, and no Member or Assignee shall be required to lend any funds to the Company or, after a Member's Capital Contributions has been fully paid pursuant to Section 4.1 hereof, to make any additional capital contributions to the Company. No Member shall have any personal liability for the repayment of any Capital Contribution of any other Member or Assignee.


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            Section 4.3 Capital Accounts.

            (a) An individual Capital Account shall be established and maintained for each Member. The Capital Account of each Member shall be maintained in accordance with the rules of Section 704(b) of the Code and the Treasury Regulations (including Section 1.704-1(b)(2)(iv) thereof) thereunder. Adjustments shall be made to the Capital Accounts for all distributions and allocations as required by the rules of Section 704(b) of the Code and the Treasury Regulations thereunder. In general, a Member's Capital Account shall be increased by (i) the amount of money and the Gross Asset Value of property (net of liabilities secured by such contributed property that the Company is considered to assume or to take subject to under Section 752 of the Code) contributed to the Company by the Member and (ii) allocations to the Member of Profits and decreased by (i) the amount of money distributed to the Member by the Company, (ii) the Gross Asset Value of property distributed to the Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the
Code), and (iii) allocations to the Member of Losses. In the event the Gross Asset Value of Company assets is adjusted under Article I of this Agreement, the Capital Accounts of the Members shall be adjusted to reflect the aggregate net adjustment as if the Company recognized Profits or Losses equal to the amount of such aggregate net adjustment and such Profits or Losses were allocated to the Members pursuant to Sections 8.7 and 8.8 of this Agreement. The foregoing provisions relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2 and shall be applied in a manner consistent with such Regulations.

            (b) The original Capital Account established for any Member or Assignee who acquires an interest in the Company by virtue of a Transfer or an assignment that does not cause a termination of the Company within the meaning of Code Section 708(b)(1)(B) and that is in accordance with the terms of this Agreement shall be in the same amount as, and shall replace, the Capital Account of the transferor or assignor of such interest, and, for purposes of this Agreement, such Member or Assignee shall be deemed to have made the Capital Contributions made by the transferor or assignor of such interest (or made by such transferor's or assignor's predecessor in interest) and have received the distributions and been allocated the allocations received by or allocated to the transferor or assignor of such interest (or received by or allocated to such transferor's or assignor's predecessor in interest). If the Company has a Code
Section 754 election in effect, the Capital Account will not be adjusted to reflect any adjustment under Code Section 743. To the extent such Member or Assignee acquires less than the entire interest in the Company of the transferor or assignor of the interest so acquired by such Member or Assignee, the original Capital Account of such Member or Assignee and its Capital Contributions shall be in proportion to the interest it acquires, and the Capital Account of the transferor or assignor who retains a partial interest in the Company, and the amount of its Capital Contributions, shall be reduced in proportion to the interest it retains. If a Transfer or assignment of an interest in the Company causes a termination of the Company within the meaning of Code Section 708(b)(1)(B), the income tax consequences of the distribution of the property and of the deemed immediate contribution of the property to the new limited liability company (which for all other purposes continues to be the Company) shall be governed by the relevant provisions of Subchapter K of Chapter 1 of the Code and the Regulations promulgated thereunder, and the initial Capital Accounts of the Members and the Assignee in the new limited liability company shall be determined in accordance with the rules of Treasury Regulations
Section 1.704-1(b)(2)(iv)(d), (e), (f), (g) and (h) under Code Section 704 and thereafter in accordance with this Section 4.3.

            Section 4.4. Negative Capital Accounts. At no time during the term of the Company or upon dissolution and liquidation thereof shall a Member with a negative balance in his Capital Account have any obligation to the Company or the other Members to restore such negative balance.

            Section 4.5 Advances. If any Member shall advance any funds to the Company in excess of its Capital Contributions, the amount of such advance shall neither increase its Capital Account nor entitle it to any increase in its share of the distributions of the Company. The amount of any such advance shall be a debt obligation of the Company to such Member and shall be repaid to it by the Company with interest at a rate equal to the lesser of (i) such rate as the Board agrees and (ii) the maximum rate permitted by applicable law, and upon such other terms and conditions as shall be mutually determined by such Member and the Board. Any such advance shall be payable and collectible only out of Company assets, and the other Members shall not be personally obligated to repay any part thereof. No Person who makes any nonrecourse loan to the Company shall have or acquire, as a result of making such loan, any direct or indirect interest in the profits, capital or property of the Company, other than as a creditor.

            Section 4.6 Units.

            (a) Distributions. Distributions on Units shall be made in accordance with Article VIII hereof.

            (b) Voting. Except as otherwise provided in this Agreement, (i) the Members who are Class A Holders shall be entitled to vote on each matter on which the Members shall be entitled to vote at the rate of one vote for each Class A Unit held by such Member; (ii) the Members who are Class B Holders shall be entitled to vote on each matter on which the Members shall be entitled to vote at the rate of one vote for each Class B Unit held by such Member; (iii) except as set forth in Section 15.2(b), the Members who are Class C Holders shall not be entitled to vote their Class C Units on any matter brought before the Members for a vote; and (iv) the Members who are Class D Holders shall not be entitled to vote their Class D Units on any matter brought before Members for a vote.

            (c) Class C Units. The Class C Units shall be subject to repurchase by the Company in accordance with the provisions set forth on Schedule B hereto. Any Class C Units that have not been issued or that have been repurchased shall not be outstanding for purposes of determining the Outstanding C Units Percentage. Class C Units that are repurchased may not be reissued.

            (d) Class D Units. The Class D Units shall be subject to repurchase by the Company in accordance with the provisions set forth on Schedule C hereto. Any Class D Units that have not been issued or that have been repurchased shall not be outstanding for purposes of determining clause (y) of the Outstanding D Units Percentage. Class D Units that are repurchased may be reissued (subject to Section 12.1(a) hereof).

                                    ARTICLE V

                                     MEMBERS

            Section 5.1 Powers of Members. The Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the express terms of this Agreement. Except as expressly provided in this Agreement, Members shall have no power as Members to bind the Company.

            Section 5.2 Reimbursements. The Company shall reimburse the Members for all reasonable and necessary out-of-pocket expenses incurred by the Members on behalf of the Company. The Board's sole determination of which expenses may be reimbursed to a Member and the amount of such expenses shall be conclusive. Such reimbursement shall be treated as an expense of the Company that shall be deducted in computing the Profits and shall not be deemed to constitute a distributive share of Profits or a distribution or return of capital to any Member.

            Section 5.3 Partition. Each Member waives any and all rights that it may have to maintain an action for partition of the Company's property.

            Section 5.4 Resignations. Other than any resignation by a Member approved by a Majority Vote of the Members and any resignation described in
Section 13.3, a Member may not resign from the Company.

                                   ARTICLE VI

              BOARD OF MEMBER MANAGERS AND OFFICERS OF THE COMPANY

            Section 6.1 Designation of Board of Member Managers. The management of the Company's business shall be vested, to the extent provided in this
Article VI, in a Board of Member Managers of the Company (the "Board"), consisting of three Member Managers who in the aggregate hold at least 20% of the total interests in the Company. Each Member Manager must be a Member. The Members hereby designate Dartford, Fenway and McCown De Leeuw to serve as the initial Member Managers on the Board, and such Member Managers hereby accept and agree to be bound by the terms and conditions of this Agreement. A Member Manager that is not an individual shall act through any one of its authorized representatives. Dartford designates Ian R. Wilson, Ray Chung and James B. Ardrey as its initial authorized representatives. Fenway designates Peter Lamm and Richard Dresdale as its initial authorized representatives. McCown De Leeuw designates David De Leeuw, Charles Ayres and Tyler Zachem as its initial authorized representatives. By written notice to all other Member Managers, a Member Manager may remove and replace any of its authorized representatives from such position or designate additional persons as authorized representatives of such Member Manager.

            Section 6.2 Election; Resignation; Removal.

            (a) Each Member Manager shall serve from the effective date of its designation until the effective date of its resignation or removal. In the event any Member Manager ceases to be a Member Manager of the Company whether by resignation or removal as provided in this Agreement or otherwise, a successor Member Manager shall be elected by a Majority Vote. Such successor Member Manager shall execute an instrument reasonably satisfactory to the Members accepting and agreeing to the terms and conditions of this Agreement.

            (b) A Member Manager may resign from its position as a Member Manager at any time upon not less than 10 days' prior written notice to all of the Members.

            (c) No initial Member Manager specified in Section 6.1 hereof shall be removed unless such initial Member Manager or successor Member Manager consents to such removal; provided, that (i) Fenway shall automatically be removed as a Member Manager if Fenway and its Permitted Transferees no longer hold 10% of the outstanding Voting Units or if Fenway breaches its covenant under Section 16.1(b) hereof, and (ii) Dartford shall automatically be removed as a Member Manager if the Management Services Agreement has been terminated in accordance with its terms and Dartford and its Permitted Transferees no longer hold any Units. Any other Member Manager may be removed for Cause by a Majority Vote. Any removal of a Member Manager shall become effective on such date as may be specified by the Members voting in favor thereof. Should a Member Manager that is removed continue to be a Member, such Member shall continue to participate in the Company as a Member and shall share in the Profits, Losses and Available Cash in the same ratios, as provided in Article VIII hereof.

            Section 6.3 Officers. The Board may appoint agents and employees of the Company who are designated as officers of the Company. The officers of the Company shall include a Chairman, one or more Executive Vice Presidents, a Secretary and such other officers with such titles as may be approved by the Board. Ian R. Wilson shall be Chairman until his resignation or removal. James
B. Ardrey and Ray Chung shall each be an Executive Vice President until his resignation or removal. Charles Ayres and Tyler Zachem shall each be a Vice President until his resignation or removal. M. Laurie Cummings shall be a Vice President and the Secretary until her resignation or removal. Craigh Leonard and Jonathan M. Peterson shall each be an Assistant Secretary until his resignation or removal. The Board may remove any officer so appointed at any time, with or without Cause, in its absolute discretion. The Chairman and other officers shall be agents of the Company, authorized to execute and deliver documents and take other actions on behalf of the Company, subject to the direction of the Board, and to have such other duties as may be approved by the Board; provided, that the delegation of any such power and authority to the Chairman and other officers shall not limit in any respect the power and authority of the Member Managers to take such actions (or any other action) on behalf of the Company as provided in this Agreement. The Secretary shall record the actions of the Board, certify this Agreement and any related document or instrument, certify resolutions of the Board, incumbency and other matters of the Company, and have such other ministerial duties as may be specified by the Board from time to time.

            Section 6.4 Board Action. Unless otherwise specified in this Agreement, the Board shall act by majority vote with each Member Manager on the Board having the following number of votes: McCown De Leeuw: two; Fenway: one; and Dartford: one; provided, that (i) so long as McCown De Leeuw holds more than 50% of the then outstanding Voting Units, McCown De Leeuw shall have the right, by taking such action as would be required under the Delaware General Corporation Law for a majority shareholder to act without a meeting, to increase its number of votes to the number of votes that would constitute a majority of the total votes on the Board. Any authorized representative of any Member Manager on the Board shall be permitted to cast all of the votes of such Member Manager.

            Section 6.5 Meetings. The Board may hold regular meetings without call or notice at such places and at such times as the Board may from time to time determine, provided reasonable notice of the first regular meeting following any such determination is given to Member Managers absent at the meeting fixing regular meetings. When called by the Chairman or by Member Managers holding a majority of votes of the Board, the Board may hold special meetings at such places and times as are designated in the call of the meeting, upon at least seven days' notice given by the Secretary or an Assistant Secretary, or by the officer or Member Manager calling the meeting.

            Section 6.6 Quorum. At any meeting of the Board, the presence of three Member Managers by at least one of their authorized representatives shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of votes, whether or not a quorum is present, and the meeting may be held as adjourned upon reasonable notice.

            Section 6.7 Action By Consent. Any action of the Board may be taken without a meeting if (i) the Member Managers holding not less than the minimum number of votes that would be required to approve and adopt such action at a meeting consent to the action in writing, signed by an authorized representative of each such Member Manager, (ii) notice of the actions to be approved by such Member Managers is given to all Member Managers in advance and copies of the written consents are so delivered to all Member Managers promptly thereafter, and (iii) the written consents are filed with the records of the meetings of the Board. Such actions by consent shall be treated for all purposes as actions taken at a meeting.

            Section 6.8 Telephonic Meetings. Member Managers, through their respective authorized representatives, may participate in a meeting of the Board by means of a conference telephone or similar communications equipment provided all Member Managers participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

            Section 6.9 Member Managers as Agents. The Member Managers, to the extent of the powers set forth herein, are agents of the Company for the purpose of the Company's business, and the actions of the Member Managers taken in accordance with such powers shall bind the Company.

            Section 6.10 Powers of the Board; Powers of Officers.

            (a) The Board's powers on behalf and in respect of the Company, subject to the provisions of this Agreement requiring the approval of the Members, shall be all powers and privileges permitted to be exercised by members that manage the Company under the Delaware Act, including, without limitation,
Section 18-402 of the Delaware Act; provided, nothing herein shall supersede, limit or otherwise invalidate any action, authorization or resolution of the Members set forth in this Agreement including, but not limited to those referred to in Section 3.2(b).

            (b) The Board may delegate any of its powers to the Officers of the Company, or any one of them, except to the extent that this Agreement requires the Board to take an action by voting.

            (c) The Board hereby delegates to the Officers of the Company the respective powers delegated to officers of a corporation under the Delaware General Corporation Law, subject to the powers of a board of directors of a corporation under such Delaware law; provided, that the Board reserves the right to rescind the delegation of any such powers at any time in the sole discretion of the Board. Notwithstanding the foregoing, all decisions as to the hiring and terminating the employment of and the compensation of any officer who reports directly to the Chairman or Chief Executive Officer of the Company shall be subject to the approval of the Board.

            Section 6.11 Reimbursement. The Company shall reimburse each Member Manager for all reasonable and necessary out-of-pocket expenses incurred by such Member Manager on behalf of the Company according to such terms as shall be approved by the Board. The Board's sole determination of which expenses may be reimbursed to a Member Manager and the amount of such expenses shall be conclusive. Such reimbursement shall be treated as an expense of the Company that shall be deducted in computing Profits and shall not be deemed to constitute a distributive share of Profits or a distribution or return of capital to the Member Manager.

            Section 6.12 Required Approvals by the Board. Except for transactions between or among the Company and one or more of its Subsidiaries, or between or among the Company's Subsidiaries themselves, without the approval of the Board, the Company shall neither take nor permit any of its Subsidiaries to take any of the following actions (each event hereinafter described being hereafter referred to as a "Transaction") without the approval of the Board:

                  (i) any sale, Transfer, assignment or other disposition by the
            Company of any interest in a Subsidiary of the Company, or by any Subsidiary of the Company of any interest in any other Subsidiary of the Company;

                  (ii) any consolidation or merger of the Company with or into any other Delaware limited liability company or other business entity (as defined in Section 18-209(a) of the Delaware Act), or any liquidation, dissolution or winding-up of the Company;

                  (iii) (A) any consolidation or merger of any Subsidiary of the
            Company with or into any business entity (as defined in Section 18-209(a) of the Delaware Act), (B) any sale by any Subsidiary of the Company of all or substantially all of its assets, or (C) any liquidation, dissolution or winding-up of any Subsidiary of the Company;

                  (iv) any issuance of any equity securities of any Subsidiary of the Company, or any securities convertible into shares of preferred stock or common stock of any Subsidiary of the Company;

                  (v) any acquisition by the Company or any Subsidiary of the
            Company of any stock or assets of another entity or of capital assets, in a single transaction or a series of related transactions in any 12-month period, for an aggregate purchase price in excess of $5,000,000;

                  (vi) any incurrence by the Company or any Subsidiary of the
            Company of funded debt, other than the Chase Borrowings and refinancings thereof to the extent such refinancings do not increase the principal amount permitted to be outstanding under the Chase Borrowings on the date hereof, in excess of $2,500,000;

                  (vii) any removal of Mr. Ian R. Wilson as the Chairman of the
            Company or any Subsidiary of the Company and the hiring or removal of any successor Chairman or any Chief Executive Officer, President or Executive Vice President of the Company or any Subsidiary;

                  (viii) any election by the Operating Company not to extend, or the termination by the Operating Company of, the Management Services Agreement.

                  (ix) any approval of the annual budget for the Company and its
            Subsidiaries; and

                  (x) any selection of the firm of independent public
            accountants that will audit the financial statements of the Company and its Subsidiaries.

            Without the approval of the Board of Directors of the Operating Company, the Operating Company shall neither take nor permit any of its Subsidiaries to take the following actions (each a "Transaction"):

                  (i) any approval of the annual budget for the Operating
            Company and its Subsidiaries;

                  (ii) any making of capital expenditures by the Operating
            Company and its Subsidiaries in an aggregate amount for any fiscal year in excess of $500,000; and

                  (iii) the entering into by the Operating Company or any of its
            Subsidiaries of any co-packing or like arrangement with annual payments in excess of $2,500,000.

            Section 6.13 Board of Directors of Subsidiaries of the Company.

            (a) Each Member Manager agrees to take such action as a Member Manager as may be necessary to cause MBW Holdings in its capacity as a stockholder of the Operating Company, to elect the following persons as members of the Board of Directors of the Operating Company: (A) three persons designated by McCown De Leeuw, (B) two persons designated by Fenway; provided, that (1) the number of persons Fenway may designate shall be reduced to one if Fenway and its Permitted Transferees no longer hold at least 15% of the outstanding Voting Units and (2) the number of persons Fenway may designate shall be reduced to zero if Fenway and its Permitted Transferees no longer hold at least 10% of the outstanding Voting Units or if Fenway breaches its covenant under Section 16.1(b) hereof, (C) three persons designated by Dartford; provided, that the number of persons Dartford may designate shall be reduced (1) to one upon the termination of the Management Services Agreement in accordance with its terms, and (2) to zero if Dartford and its Permitted Transferees no longer hold any Units, and (D) Mr. Thomas Ferraro so long as he is serving as the President of the Operating Company. Notwithstanding the foregoing:

                  (i) so long as McCown De Leeuw holds more than 50% of the then outstanding Voting Units, McCown De Leeuw shall have the right, by taking such action as would be required under the Delaware General Corporation Law (including without limitation Section 228 of the Delaware General Corporation Law) for a majority shareholder to act without a meeting, to designate a number of additional persons for election as members of the Board of Directors of the Operating Company which, when added to the three persons previously designated by McCown De Leeuw, would constitute a majority of members of the Board of Directors of the Operating Company, and

                  (ii) unless otherwise directed by all of the Member Managers or as required to comply with clause (B) or clause (C) of Section 6.13(a) or subclause (i) above, the number of directors on the Board of Directors of the Operating Company shall not be less than nine.

            (b) Each Member Manager agrees to take such action as a Member Manager as may be necessary to cause the Company, in its capacity as a stockholder of MBW Holdings or any other direct Subsidiary of the Company, or to cause any Subsidiary of the Company, in its capacity as a stockholder of any other Subsidiary of the Company (other than the Operating Company and its Subsidiaries), to elect the following persons as members of the Board of Directors of MBW Holdings and any other Subsidiary of the Company (other than the Operating Company and its Subsidiaries): (A) three persons designated by McCown De Leeuw, (B) two persons designated by Fenway; provided, that (1) the number of persons Fenway may designate shall be reduced to one if Fenway and its Permitted Transferees no longer hold at least 15% of the outstanding Voting Units and (2) the number of persons Fenway may designate shall be reduced to zero if Fenway and its Permitted Transferees no longer hold at least 10% of the outstanding Voting Units or if Fenway breaches its covenant under Section 16.1(b) hereof, and (C) three persons designated by Dartford; provided, that the number of persons Dartford may designate shall be reduced (1) to one upon the termination of the Management Services Agreement in accordance with its terms, and (2) to zero if Dartford and its Permitted Transferees no longer hold any Units. Notwithstanding the foregoing:

                  (i) so long as McCown De Leeuw holds more than 50% of the then outstanding Voting Units, McCown De Leeuw shall have the right, by taking such action as would be required under the Delaware General Corporation Law (including without limitation Section 228 of the Delaware General Corporation Law) for a majority shareholder to act without a meeting, to designate a number of additional persons for election as members of the Board of Directors of MBW Holdings or such other Subsidiary of the Company which, when added to the three persons previously designated by McCown De Leeuw, would constitute a majority of members of such Board of Directors, and

                  (ii) unless otherwise directed by all of the Member Managers or as required to comply with clause (B) or clause (C) of Section 6.13(b) or subclause (i), the number of directors on the Board of Directors of MBW Holdings or such other Subsidiary of the Company shall not be less than eight.

            (c) In the event McCown De Leeuw exercises its rights under this
Section 6.13, the Member Managers agree to take such actions as may be necessary to cause the election of the additional persons designated by McCown De Leeuw as directors of MBW Holdings, the Operating Company or such other Subsidiary of the Company and to amend the By-Laws of such entity in connection therewith.

                                   ARTICLE VII

                             AMENDMENTS AND MEETINGS

            Section 7.1 Amendments. Except as expressly provided in this Agreement, any amendment to this Agreement (including the Schedules hereto) shall be adopted and be effective as an amendment hereto if it is approved by the affirmative vote of Members holding 96% of the outstanding Voting Units. In addition to the foregoing requirement:

                  (i) no amendment of this Section 7.1 or of Article VIII hereof
            (or the definitions used therein) shall be effective without the written approval of Members holding a majority of any class of Units that would be adversely affected by such proposed amendment;

                  (ii) no amendment of Section 4.6(b) hereof or this Section
            7.1(ii) shall be effective without the written approval of Members holding a majority of the Class A Units and Class B Units, respectively;

                  (iii) no amendment of Section 4.6(c) hereof, Schedule B
            hereto, the third sentence of Section 12.1(a) hereof, Section 15.2(b) hereof or this Section 7.1(iii) shall be effective without the prior written approval of Members holding a majority of the Class C Units;

                  (iv) no amendment of Schedule D hereto or this Section 7.1(iv)
            shall be effective without the prior written approval of Dartford;

                  (v) no amendment of Section 6.1 or 6.2 regarding the initial
            Member Managers or this Section 7.1(v) shall be made without the unanimous written consent of such initial Member Managers; and

                  (vi) no amendment of Section 4.6(d), Schedule C hereto or this
            Section 7.1(vi) shall be effective without the prior written approval of Members holding a majority of the Class D Units.

Notwithstanding the foregoing, the officers of the Company may amend Schedule A hereto to reflect new Members or Substitute Members duly admitted in accordance with this Agreement, with such amendment to be effective upon the filing of such amendment with the books and records of the Company.

            Section 7.2 Meetings of the Members.

            (a) Meetings of the Members may be called by the Board and shall be called by the Board upon the written request of the Chairman or of Members holding 20% of the outstanding Voting Units. The call shall state the location of the meeting and the nature of the business to be transacted. Notice of any such meeting shall be given to all Members not less than 14 days nor more than 50 days prior to the date of such meeting. Members may vote in person or by proxy at such meeting. Whenever a vote, consent or approval of Members is permitted or required under this Agreement, such vote, consent or approval may be given at a meeting of Members or may be given in accordance with the procedure prescribed in Section 7.2(e) hereof. Except as otherwise expressly provided in this Agreement, a vote by Members holding a majority of the Voting Units shall be required to constitute the act of the Members.

            (b) For the purpose of determining the Members entitled to vote on, or to vote at, any meeting of the Members or any adjournment thereof, the Board or the Members requesting such meeting may fix, in advance, a date as the record date for any such determination. Such date shall be not more than 50 days nor less than 14 days before any such meeting.

            (c) Each Member may authorize any Person to act for it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.

            (d) Each meeting of Members shall be conducted by the Board or Members requesting such meeting or by such other Person that the Board or Members requesting such meeting may designate.

            (e) Except as otherwise provided in this Agreement, any action of the Members may be taken without a meeting if

                  (i) the Members holding not less than the minimum number of
            Voting Units that would be required to approve and adopt such action at a meeting consent to the action in writing,

                  (ii) written notice (delivered in person or by facsimile) of the actions to be approved by such Members is given to all Members, and

                  (iii) the written consents are filed with the records of the meeting of the Members. Such actions by consent shall be treated for all purposes as actions taken at a meeting.

                                  ARTICLE VIII

                          DISTRIBUTIONS AND ALLOCATIONS

            Section 8.1 General Distribution Rules. Except as provided in
Section 8.2 hereof, all distributions to Members shall be made at such times and in such amounts as shall be determined by the Board. For purposes of this
Article VIII, the term "Member" shall include an Assignee of a Member and their successors and assigns.

            Section 8.2 Tax Liability Distributions. The Board shall make cash distributions on or prior to April 15th of each Year to the Members in amounts intended to enable the Members (or any Person whose tax liability is determined by reference to the income of a Member) to discharge their United States federal, state and local income tax liabilities arising from the allocations made pursuant to this Article VIII with respect to the Company's operations in the preceding year (a "Tax Liability Distribution"). The amount of any such Tax Liability Distribution shall be equal to 50% of the amount of income and gain allocated to each Member pursuant to this Article VIII; provided, however, if any distributions are made with respect to the year in which the Tax Liability Distribution is being determined pursuant to Sections 8.3(ii) through 8.3(v) hereof, such distributions shall reduce, by the amount of the distribution under the relevant Section, the amount of the Tax Liability Distribution resulting from the allocation of income and gain to such corresponding Section.

            Section 8.3 Other Distributions. Distributions other than Tax Liability Distributions, including without limitation distributions of Available Cash but not including distributions upon liquidation pursuant to Section 8.4 hereof, shall be made to the Members as follows:

                  (i) First, an amount shall be distributed to the Class A
            Holders, which amount, when added to all prior distributions made to such Members with respect to the Class A Units under this Section 8.3(i), shall be up to the aggregate Capital Contributions of all Class A Holders at the time such distribution is made. Such distribution shall be allocated among the Class A Holders in proportion to their Capital Contributions.

                  (ii) Next, an amount shall be distributed to the Class B
            Holders, which amount, when added to all prior distributions made to such Members with respect to the Class B Units under Section 8.2 and this Section 8.3(ii), shall be up to the sum of (x) $1,000,000 plus (y) the product of (A) $1,000 multiplied by (B) the number of Class B Units hereafter issued to the Class B Holders. Such distribution shall be allocated among the Class B Holders in accordance with their respective Class B Units.

                  (iii) Next, an amount shall be distributed to each Class A
            Holder and each Class B Holder, which amount, when added to all prior distributions made to such Member under Section 8.2 with respect to Class A Units or Class B Units, respectively (other than those prior distributions already taken into account in clause (ii) above), and this Section 8.3(iii) shall produce a return of 10% simple interest per annum on (i) in the case of the Class A Holders, the Unrecouped Capital Contributions outstanding from time to time from December 31, 1996 and (ii) in the case of the Class B Holders, the portion of the amount payable pursuant to Section 8.3(ii) which remains undistributed from time to time from December 31, 1996. Distributions to the Class A Holders shall be allocated in proportion to their respective Class A Units. Distributions to the Class B Holders shall be allocated in accordance with their respective Class B Units. To the extent the amount of any proposed distribution under this Section 8.3(iii) is not sufficient to provide a full distribution of the amount required to be distributed to each Class A Holder and Class B Holder by this Section 8.3(iii), the amount of such distribution shall be allocated between the Class A Holders as a group and the Class B Holders as a group based on the respective amounts which each group would have received had the total distribution been made.

                  (iv) Next, an amount shall be distributed to the Class C
            Holders and the Class D Holders as follows: (A) an amount shall be distributed to the Class C Holders, which amount, when added to all prior distributions made to such Members with respect to the Class C Units under Section 8.2 and this Section 8.3(iv), shall be up to the Outstanding C Units Percentage multiplied by 16.25% of all prior distributions made pursuant to Section 8.3(iii) above, with such distribution to be allocated among the Class C Holders in proportion to the Class C Units then held by each of them, and (B) an amount shall be distributed to the Class D Holders holding Vested Class D Units, which amount, when added to all prior distributions made to such Members with respect to the Vested Class D Units under Section
            8.2 and this Section 8.3(iv), shall be up to the Outstanding D Units Percentage multiplied by 8.75% of all prior distributions made pursuant to Section 8.3(iii) above, with such distribution to be allocated among the Class D Holders in proportion to the Vested Class D Units then held by each of them.

                  (v) Next, any balance shall be distributed to the Class A
            Holders, the Class B Holders, the Class C Holders and the Class D Holders as follows:

            (A) 80% of such balance shall be distributed to the Class A Holders and the Class B Holders, with such distribution to be allocated among the Class A Holders and Class B Holders in accordance with their respective holdings of Class A Units and Class B Units as if the Class A Units and Class B Units were Units of a single class;
            (B) 13% of such balance (such amount the "13% Balance") shall be distributed among the Class C Holders and the Class A and Class B Holders as follows: (x) an amount equal to the Outstanding C Units Percentage multiplied by the 13% Balance shall be distributed to the Class C Holders to be allocated among the Class C Holders in proportion to the Class C Units then held by each of them and (y) the portion, if any, of the 13% Balance remaining on hand after the distribution described in subclause 8.3(v)(B)(x) above shall be distributed to the Class A and Class B Holders as a group to be allocated among such Class A and Class B Holders in proportion to which their respective holdings of Class A Units and Class B Units as if the Class A Units and Class B Units were Units of a single class; and (C) 7% of such balance (such amount the "7% Balance") shall be distributed among the Company on account of the Class D Units and the Class A, Class B and Class C Holders as follows: (x) an amount equal to the Outstanding D Units Percentage multiplied by the 7% Balance shall be distributed to the Class D Holders holding Vested Class D Units to be allocated among such Class D Holders in proportion to the Vested Class D Units then held by each of them and
            (y) the portion, if any, of the 7% Balance remaining on hand after the distribution described in subclause 8.3(v)(C)(x) above shall be distributed to the Class A Holders, the Class B Holders and the Class C Holders to be allocated among such Holders in proportion to the aggregate amounts distributed to each of them pursuant to Sections 8.3(v)(A) and (B) hereof.

Notwithstanding the foregoing, in the event that distributions have been made under Sections 8.3(i)-(iv) above and are then eligible to be made under Section 8.3(v), and the Outstanding D Units Percentage is increased from the percentage in effect at the time distributions were previously made under Section 8.3(iv) above, additional distributions shall be made under Section 8.3(iv) above to those Class D Holders holding Vested Class D Units to the extent their holdings of such Units increased the Outstanding D Units Percentage, respectively, before any further distributions under Section 8.3(v) are made.

            Section 8.4 Distribution of Proceeds Upon Liquidation. Upon liquidation of the Company, any distributions shall be made in accordance with the terms and conditions of Article XV hereof and shall be made by the end of the taxable year in which the liquidation occurs, or, if later, within ninety
(90) days after the liquidation.

            Section 8.5 Tax Withholding. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment, distribution or allocation to the Company or the Members shall be treated as amounts distributed to the Members pursuant to this Article VIII for all purposes of this Agreement. The Board is authorized to withhold from distributions, or with respect to allocations, to the Members and to pay over to any federal, state or local government any amounts required to be so withheld pursuant to the Code or any provision of any other federal, state or local law and shall allocate such amounts to those Members or with respect to which such amounts were withheld.

            Section 8.6 Limitations on Distribution. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Delaware Act or other applicable law.

            Section 8.7 Allocation of Profits. Profits of the Company for any Tax Year shall be allocated in the following order and priority:

                  (i) First, among the Members in accordance with and in an
            amount equal to the cumulative Losses allocated among the Members pursuant to Section 8.8(ii) hereof for all prior periods and not previously taken into account under this clause.

                  (ii) Next, among the Members in accordance with and in an
            amount equal to the cumulative Losses allocated among the Members pursuant to Section 8.8(i) hereof for all prior periods and not previously taken into account under this clause.

                  (iii) Next, among the Class B Holders in proportion to, and in an amount equal to the excess, if any, of (A) the cumulative cash distributions under Section 8.3(ii) that have previously been made to the Class B Holders and that each Class B Holder would have received under such Section for the then current Tax Year of the Company had an amount of cash at least equal to such Profits been available for such distribution under such Section over (B) the cumulative allocations previously made to the Class B Holders pursuant to this Section 8.7(iii).

                  (iv) Next, among the Class A Holders and the Class B Holders in proportion to and in an amount equal to the excess, if any, of
            (A) the cumulative cash distributions under Section 8.3(iii) hereof that have previously been made to the Class A Holders and Class B Holders and that each Class A Holder and Class B Holder would have received under Section 8.3(iii) hereof for the then current Tax Year had an amount of cash at least equal to such Profits been available for such distribution under such Section over (B) the cumulative allocations previously made to the Class A Holders and Class B Holders pursuant to this Section 8.7(iv).

                  (v) Next, among the Class C Holders and Class D Holders
            holding Vested Class D Units in proportion to, and in an amount equal to the excess, if any, of (A) the cumulative cash distributions under Section 8.3(iv) that have previously been made to the Class C Holders and such Class D Holders and that each Class C Holder and each such Class D Holder would have received under
            Section 8.3(iv) hereof for the current Tax Year of the Company had an amount of cash at least equal to such Profits been available for distribution under such Section over (B) the cumulative allocations previously made to the Class C Holders and such Class D Holders pursuant to this Section 8.7(v).

                  (vi) Next, among the Members in proportion to and in an amount equal to the excess, if any, of (A) the cumulative cash distributions under Section 8.3(v) hereof that have previously been made to such Members and that such Member would have received under
            Section 8.3(v) hereof for the then current Tax Year had an amount of cash at least equal to such Profits been available for such distribution under such Section over (B) the cumulative allocations previously made to the Members pursuant to this Section 8.7(vi).

For purposes of determining Profits allocations under this Section 8.7, amounts actually distributed under the relevant paragraph of Section 8.3 shall be increased by the amount of the reduction under such paragraph that was made to reflect the Section 8.2 distribution referred to therein.

            Section 8.8 Allocation of Losses. Losses of the Company for any Tax Year shall be allocated in the following order and priority:

                  (i) First, to offset any Profits previously allocated under
            Section 8.7 in the inverse order and priority in which such Profits were allocated; and

                  (ii) Next, in the following order (a) to the Class A Holders to the extent of their Capital Contributions and (b) to the Class A Holders and the Class B Holders in accordance with their respective pro rata portion of Class A Units and Class B Units taken together for this purpose as a single class of Units.

            Section 8.9. Special Allocations. The following special allocations shall be made in the following order:

                  (i) Qualified Income Offset. Notwithstanding the foregoing, in the event that any Member receives any adjustments, allocations or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) or
            (6) of the Treasury Regulations, items of Company income and gain (including gross income) shall be specially allocated to each such Member in a manner and amount sufficient to eliminate, to the extent required by such Regulations, the negative balance in the Capital Account of the Member described in Section 1.704-1(b)(2)(ii)(d)(3) of the Treasury Regulations as quickly as possible.

                  (ii) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Tax Year, each such Member shall be specially allocated items of Company income and gain in the amount of such deficit Capital Account as quickly as possible, provided that an allocation pursuant to this Section 8.9(ii) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article 8 have been made as if
            Section 8.9(i) and (ii) were not in this Agreement.

            Section 8.10  Allocation Rules.

            (a) In the event Members are admitted to the Company pursuant to this Agreement on different dates, the Profits (or Losses) allocated to the Members for each Tax Year during which Members are so admitted shall be allocated among the Members in proportion to the respective Units that each holds from time to time during such Tax Year in accordance with ss.706 of the Code, using any convention permitted by law and selected by the Board.

            (b) For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Board using any method that is permissible under ss.706 of the Code and the Treasury Regulations thereunder.

            (c) Except as otherwise provided in this Agreement, all types of Company income, gain, loss, deduction and any other allocations not otherwise provided for shall be divided among the Members in the same proportions as they share Profits and Losses for the Tax Year in question.

            (d) The Members are aware of the income tax consequences of the allocations made by this Article VIII and hereby agree to be bound by the provisions of this Article VIII in reporting their shares of Company income and loss for income tax purposes.

            Section 8.11 Tax Allocations of Section 704(c) of the Code.

            (a) In accordance with ss.704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the

Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with Section 1.1 hereof).

            (b) In the event the Gross Asset Value of any Company asset is adjusted pursuant to Paragraph (b) of the definition of "Gross Asset Value" contained in Section 1.1 hereof, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under ss.704(c) of the Code and the Treasury Regulations thereunder.

            (c) Any elections or other decisions relating to allocations under this Article VIII, including the selection of any allocation method permitted under proposed Treasury Regulation ss.1.704-1(c), shall be made by the Board in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 8.11 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

                                   ARTICLE IX

                                BOOKS AND RECORDS

            Section 9.1 Books, Records and Financial Statements.

            (a) At all times during the continuance of the Company, the Company shall maintain, at its principal place of business, separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company business in accordance with generally accepted accounting principles consistently applied, and, to the extent inconsistent therewith, in accordance with this Agreement. Such books of account, together with a copy of this Agreement and of the Certificate, shall at all times be maintained at the principal place of business of the Company and shall be open to inspection and examination at reasonable times by each Member and its duly authorized representative for any purpose reasonably related to such Member's interest in the Company. The books of account and the records of the Company shall be examined by and reported upon as of the end of each Fiscal Year by a firm of independent certified public accountants selected by the Board. Any Member shall have the right to have a private audit of the Company books and records conducted at reasonable times and after reasonable advance notice to the Company for any purpose reasonably related to such Member's interest in the Company, but any such private audit shall be at the expense of the Member desiring it, and it shall not be paid for out of Company funds.

            (b) The Board shall prepare and maintain, or cause to be prepared and maintained, the books of account of the Company and the following documents shall be transmitted by the Board to each Member holding 5% or more of the outstanding Voting Units at the times hereinafter set forth:

                  (i) as soon as available and in any event within 95 days after the end of each Fiscal Year of the Company, a balance sheet of the Company as of the end of such Fiscal Year and the related statements of income and cash flows of the Company for such Fiscal Year, all reported on by such independent public accountants of nationally recognized standing as the Board shall select;

                  (ii) as soon as available and in any event within 50 days
            after the end of each of the first three quarters of each Fiscal Year of the Company, a balance sheet of the Company as of the end of such quarter and the related statements of income and cash flows of the Company for such quarter; and

                  (iii) such other financial reports of the Company or any
            Subsidiary that the Company or any Subsidiary is required to deliver to its senior lender, within 5 days after such financial reports are required to be delivered to such senior lender.

            (c) All information contained in any statement or other document distributed to any Member pursuant to Section 9.1(b) hereof shall be deemed accurate, binding and conclusive with respect to such Member unless written objection is made thereto by such Member to the Company within 20 business days after the receipt of such statement or other document by such Member.

            Section 9.2 Accounting Method. The books and records of the Company shall be kept on the accrual method of accounting applied in a consistent manner and shall reflect all Company transactions and be appropriate and adequate for the Company's business.

            Section 9.3 Annual Audit. As soon as practical after the end of each Fiscal Year, but not later than 90 days after such end, the financial statements of the Company shall be audited by the independent certified public accountants referred to in Section 9.1(a) hereof, and such financial statements shall be accompanied by a report of such accountants containing their opinion. The cost of such audits will be an expense of the Company. A copy of the audited financial statements and the accountants' report will be furnished to each Member within 10 business days after their receipt by the Member Manager.

                                    ARTICLE X

                                       TAX

            Section 10.1 Tax Matters Member.

            (a) Dartford is hereby designated as the initial "Tax Matters Member" of the Company and as the "Tax Matters Partner" for purposes of ss.6231(a)(7) of the Code and shall have the power to manage and control, on behalf of the Company, any administrative proceeding at the Company level with the Internal Revenue Service relating to the determination of any item of Company income, gain, loss, deduction or credit for federal income tax purposes. The Tax Matters Member shall not take any action or make any decision that materially affects the Company or the Members (including without limitation with respect to income, loss, deduction or credit of the Company) without the prior written consent of Members by Majority Vote.

            (b) The Tax Matters Member shall, within 10 days of the receipt of any notice from the Internal Revenue Service in any administrative proceeding at the Company level relating to the determination of any Company item of income, gain, loss, deduction or credit, mail a copy of such notice to each Member.

            (c) The Members may at any time hereafter designate a new Tax Matters Member by a Majority Vote; provided, however, that only a Member may be designated as the Tax Matters Member of the Company.

            Section 10.2 Right to Make Section 754 Election. The Board may, in its sole discretion, make or revoke, on behalf of the Company, an election in accordance with ss.754 of the Code, so as to adjust the tax basis of Company property in the case of a distribution of property within the meaning of ss.734 of the Code, and in the case of a transfer of a Company interest within the meaning of ss.743 of the Code. Each of the Members shall, upon request of the Board, supply the information necessary to give effect to such an election.

                                   ARTICLE XI

                   LIABILITY, EXCULPATION AND INDEMNIFICATION

            Section 11.1 Liability. Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

            Section 11.2 Exculpation.

            (a) No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

            (b) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, Profits, Losses or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

            Section 11.3 Fiduciary Duty.

            (a) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

            (b) Unless otherwise expressly provided herein,

                  (i) whenever a conflict of interest exists or arises between
            Covered Persons, or

                  (ii) whenever this Agreement or any other agreement
            contemplated herein or therein provides that a Covered Person shall act in a manner that is, or provides terms that are, fair and reasonable to the Company or any Member, the Covered Person shall resolve such conflict of interest, taking such action or providing such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles; provided that the Board shall vote on the adequacy of any such resolution of conflict of interest by the Covered Person, making such adjustments to such resolution as the Board in its sole discretion sees fit; and provided further that if such Covered Person is a Member Manager, such Covered Person shall not vote with the Board on the adequacy of such resolution. In the absence of bad faith by the Covered Person, the resolution, action or term so made, taken or provided by the Covered Person shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Covered Person at law or in equity or otherwise.

            (c) Whenever in this Agreement a Covered Person is permitted or required to make a decision

                  (i) in its "discretion" or under a grant of similar authority or latitude, the Covered Person shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person, or

                  (ii) in its "good faith" or under another express standard, the Covered Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law.

            Section 11.4 Indemnification. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 11.4 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof.

            Section 11.5 Expenses. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding including any claim, demand, action, suit or proceeding with respect to which such Covered Person is alleged to have not met the applicable standard of conduct or is alleged to have committed conduct so that, if true, such Covered Person would not be entitled to indemnification under this Agreement, upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 11.4 hereof.

            Section 11.6 Outside Businesses. Except as provided in Section 16.1 hereof, any Member, Member Manager, Officer or Affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company or any of its Subsidiaries, and the Company, the Members, the Member Managers and the Officers shall have no rights by virtue of this Agreement in and to such independent ventures or the income or Profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. Except as provided in Section
16.1 hereof, no Member, Member Manager, Officer or Affiliate thereof shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and any Member, Member Manager, Officer or Affiliate thereof shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.

                                   ARTICLE XII

                          ADDITIONAL MEMBERS AND UNITS

            Section 12.1 Additional Units.

            (a) If approved by a Majority Vote, the Company is authorized to raise additional capital by offering and selling, or causing to be offered and sold, additional limited liability company interests in the Company ("Additional Units") to any Person in such amounts and on such terms as the Board may determine. With respect to any issuance of Class D Units, or reissuance of Class D Units that are forfeited in accordance with Schedule C hereto, the approval of a Majority Vote of Members shall not be required with respect thereto; provided, that (i) any issuance of Class D Units to Thomas J. Ferraro, C. Gary Willett and the direct reports of Thomas J. Ferraro and any other person that reports to the Chairman or the Chief Executive Officer of the Operating Company and that person's direct reports shall be in such amounts as the Chairman of the Company recommends to the Board subject to the approval of the Board, and (ii) any issuance of Class D Units to any other person shall be in such amounts as the President of the Operating Company and the Chairman of the Company disclose to the Board after consultation with each other. Notwithstanding the foregoing, the Company is not authorized to issue any additional Class C Units unless all of the Class C Holders consent to such issuance in advance thereof. Each Person who subscribes for any of the Additional Units shall be admitted as an additional member of the Company (each, an "Additional Member" and collectively, the "Additional Members") at the time such Person (i) executes this Agreement or a counterpart of this Agreement and (ii) is named as a Member on the Schedules hereto. The legal fees and expenses associated with such admission may be borne by the Company.

            (b) If Additional Units are issued pursuant to this Article XII such Additional Units will be treated for all purposes of this Agreement as Units as of the date of issuance.

            Section 12.2 Preemptive Rights. In the event that the Company at any time shall propose to issue additional Class A Units or units of any other class of limited liability company interests (other than Class C Units or Class D Units), or any securities convertible into, or exchangeable for, or any rights, warrants or options to purchase, any limited liability company interests in the Company, each Class A Holder and Class B Holder shall have the right to purchase up to such Holder's Proportionate Percentage of such Additional Units or such securities being issued. To the extent any such proposed issuance would result in McCown De Leeuw and its Permitted Transferees not holding in excess of 50% of the outstanding Voting Units, each such Holder who elects to purchase a full Proportionate Percentage of such Additional Units or securities shall also be entitled to elect to purchase additional amounts of such Additional Units or securities up to the amount of such Holder's recalculated Proportionate Percentage of the number of Additional Units which the Holders purchasing less than their full Proportionate Percentages did not purchase.

            Section 12.3 Allocations. Additional Units shall not be entitled to any retroactive allocation of the Company's income, gains, losses, deductions, credits or other items; provided that, subject to the restrictions of ss.706(d) of the Code, Additional Units shall be entitled to their respective share of the Company's income, gains, losses, deductions, credits and other items arising under contracts entered into before the effective date of the issuance of any Additional Units to the extent that such income, gains, losses, deductions, credits and other items arise after such effective date. To the extent consistent with ss.706(d) of the Code and Treasury Regulations promulgated thereunder, the Company's books may be closed at the time Additional Units are issued (as though the Company's Tax Year had ended) or the Company may credit to the Additional Units pro rata allocations of the Company' income, gains, losses, deductions, credits and items for that portion of the Company's Tax Year after the effective date of the issuance of the Additional Units.

                                  ARTICLE XIII

                      ASSIGNABILITY AND SUBSTITUTE MEMBERS

            Section 13.1 Restrictions on Transfer.

            (a) No Member shall sell or otherwise Transfer any of its Units (whether now held or hereafter acquired), except in accordance with the terms of this Agreement. Any attempted Transfer of any of a Member's Units in violation of the terms of this Agreement will be null, void and of no effect and the proposed transferee shall not be recognized by the Company as the owner or holder of the Units attempted to be Transferred or any rights pertaining thereto (including, without limitation, voting rights and rights to allocations and distributions).

            (b) Except as otherwise provided in this Agreement, no Transfer of
(i) a Class A Unit by a Class A Holder, (ii) a Class B Unit by a Class B Holder,
(iii) a Class C Unit by a Class C Holder, or (iv) a Class D Unit by a Class D Holder may be made without the consent of the Board, which may be withheld in its sole discretion.

            (c) As a condition precedent to the effectiveness of any Transfer of Units to any Person (other than the Company or a Person that is already a Member and has executed this Agreement), the transferee shall execute a counterpart of this Agreement and deliver it to the Company.

            Section 13.2. Permitted Transfers. The rights and obligations under
Section 13.1 of this Agreement will not apply to a Transfer:

            (a) to a Member's ancestors or descendants or spouse or to a trust, partnership, custodianship or other fiduciary account for his or for their benefit;

            (b) if the Member is a partnership or limited liability company, to the respective partners in such partnership or Affiliates of such partners or members of such limited liability company;

            (c) to an Affiliate of the Member, provided, that such Affiliate is not being used as a device to avoid the restrictions on Transfer provided in this Agreement;

            (d) by McCown De Leeuw to an MDC Permitted Transferee, or by an MDC Permitted Transferee to another MDC Permitted Transferee, provided, that such MDC Permitted Transferee is not being used as a device to avoid the restrictions on Transfer provided in this Agreement; or

            (e) a Transfer pursuant to Article XIV of this Agreement.

            Section 13.3 Substitute Members. Any Transfer of Units pursuant to this Article XIII or XIV including, but not limited to a Transfer made pursuant to Section 14.1 hereof, shall, nevertheless, not entitle the transferee to become a Substitute Member or to be entitled to exercise or receive any of the rights, powers or benefits of a Member other than the right to share in such profits and losses, to receive distribution or distributions and to receive such allocation of income, gain, loss, deduction or credit or similar item to which the transferor

Member would otherwise be entitled, to the extent assigned, unless the transferor Member designates, in a written instrument delivered to the other Members, its transferee to become a Substitute Member and the non-transferring Members holding a majority of the capital and Profits interests of the Company in their sole and absolute discretion, consent to the admission of such transferee as a Member; and provided further, that such transferee shall not become a Substitute Member without having first executed an instrument reasonably satisfactory to the other Members accepting and agreeing to the terms and conditions of this Agreement, including a counterpart signature page to this Agreement, and without having paid to the Company a fee sufficient to cover all reasonable expenses of the Company in connection with such transferee's admission as a Substitute Member. If a Member Transfers all of its interest in the Company and the transferee of such interest is entitled to become a Substitute Member pursuant to this Section 13.3, such transferee shall be admitted to the Company effective immediately prior to the effective date of the Transfer, and, immediately following such admission, the transferor Member shall automatically resign as a Member of the Company. In such event, the Company shall not dissolve if the business of the Company is continued without dissolution in accordance with Section 15.2(e) hereof.

            Section 13.4 Recognition of Assignment by Company. No Transfer or assignment, or any part thereof, that is in violation of this Article XIII shall be valid or effective, and neither the Company nor the Members shall recognize the same for the purpose of making distributions pursuant to Article VIII hereof with respect to such assigned interest or part thereof. Neither the Company nor the nonassigning Members shall incur any liability as a result of refusing to make any such distributions to the assignee of any such invalid assignment.

            Section 13.5 Effective Date of Transfer. Any valid Transfer of a Member's interest in the Company, or part thereof, pursuant to the provisions of this Article XIII shall be effective as of the close of business on the last day of the calendar month in which such Transfer occurs. The Company shall, from the effective date of such assignment, thereafter pay all further distributions on account of the Company interest (or part thereof) so assigned, to the transferee of such interest, or part thereof. As between any Member and its transferee, Profits and Losses for the Fiscal Year of the Company in which such Transfer occurs shall be apportioned for federal income tax purposes in accordance with any convention permitted under ss.706(d) of the Code and selected by the Member Manager.

            Section 13.6 Indemnification. In the case of Transfer or assignment or attempted Transfer or assignment of an interest in the Company that has not received the consents required by this Article XIII, the parties engaging or attempting to engage in such Transfer or assignment shall be liable to indemnify and hold harmless the Company and the other Members from all costs, liabilities and damages that any of such indemnified Persons may incur (including, without limitation, incremental tax liability and lawyers' fees and expenses) as a result of such Transfer or assignment or attempted Transfer or assignment and efforts to enforce the indemnity granted hereby.

            Section 13.7 Repurchase Obligation of the Company. The Company shall repurchase from Dartford and its Permitted Transferees the Class A Units and Class B Units held by Dartford or its Permitted Transferees at the times and on the terms and conditions set forth in Schedule D hereto.

                                   ARTICLE XIV

                   TAG-ALONG OPTION AND COME-ALONG OBLIGATION

            Section 14.1. Tag-Along Option. Subject to Section 13.1(c) hereof, in the event that McCown De Leeuw intends to voluntarily Transfer to another Person (other than to a Permitted Transferee or pursuant to a public offering) (such Person being the "Purchaser") any of its Class A Units, then McCown De Leeuw shall deliver to the Company and each other Member a written notice (the "Tag Notice") stating that it intends to make such a Transfer and setting forth the terms and conditions of such proposed Transfer. During the 30-day period (the "Tag-Along Period") from and after the delivery of such notice to the Company and such other Members, each Member shall have the right to elect to sell to the Purchaser, and the Purchaser shall have the obligation to purchase from such Member, (i) such Member's Proportionate Percentage of the Class A Units being proposed to be sold pursuant to the notice on the terms and conditions set forth in the Tag Notice; and (ii) any Class B Units such Member elects to sell to the Purchaser up to such Member's Proportionate Percentage of the Class B Units at the fair market value of such Class B Units as interpolated based upon the price of the Class A Units set forth in the Tag Notice. In addition, if the proposed Transfer will result in a Change of Control (as defined in Schedule B to this Agreement), each Member shall have the right to elect to sell to the Purchaser, and the Purchaser shall have the obligation to purchase from such Member, any Class C Units and Class D Units such Member elects to sell to the Purchaser up to such Member's Proportionate Percentage of the Class C Units or Class D Units, as the case may be, at the fair market value of such Class C or D Units, as the case may be, as interpolated based on the price of the Class A Units set forth in the Tag Notice, provided that the aggregate price for all such Class C and Class D Units which Members shall have a right to sell pursuant to this Section 14.1 shall not exceed that percentage of the value that the Purchaser would have paid for all Class A and B Units which would have been sold pursuant to this Section 14.1 but for the provisions of this sentence as (x) the fair market value of all Class C and D Units bears to (y) the fair market value of all Units of all classes, in each case as interpolated based on the value of the Class A Units as set forth in the Tag Notice. In the event that the value of the Class C and D Units that Members wish to sell exceeds the value that is permitted to be sold pursuant to the preceding sentence, then any such limitation shall be shared by the Members wishing to sell such Class C and D Units based upon the relative values of the respective Class C and D Units they wish to sell.

            Section 14.2. Come-Along Obligation. If any Person or group of Persons makes an offer to purchase all outstanding Units of the Company from all Members (a "Tender Offer"), then the Members (other than any Members who are Affiliates of the Person making the Tender Offer) who hold 50% or more of the total number of Voting Units held by Members who are not Affiliates of the Persons making the Tender Offer (the "Approving Members") may require all other Members ("Minority Members") to sell their Units pursuant to the Tender Offer. To exercise this right, the Approving Members must deliver a written notice to the Minority Members describing the terms and conditions of the Tender Offer. If such an exercise has been made by the Approving Members, then each Minority Member shall be obligated to sell all of its Units pursuant to the Tender Offer. Any amounts to be received by Members or Assignees in connection with a Transfer of Units under this Section 14.2 shall be allocated in accordance with Section
15.5 hereof.

                                   ARTICLE XV

                    DISSOLUTION, LIQUIDATION AND TERMINATION

            Section 15.1 No Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substitute Members in accordance with the terms of this Agreement.

            Section 15.2 Events Causing Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events:

            (a) the expiration of the term of the Company, as provided in
Section 2.3 hereof;

            (b) the written consent of Members holding at least 96% of the outstanding Voting Units and at least 51% of the Class C Units;

            (c) the sale of all or substantially all of the assets of the Company and the expiration of any indemnity period or escrow or the payment of any deferred payment relating to such sale;

            (d) immediately prior to the effectiveness of a Public Offering;

            (e) the death, insanity, bankruptcy, retirement, resignation, expulsion or dissolution of any Member or the occurrence of any other event under the Delaware Act that terminates the continued membership of a Member in the Company (other than a resignation described in Sections 5.4 or 13.3 hereof, which resignation shall not cause the Company to be dissolved and the business of the Company shall continue without dissolution) unless, within 90 days after the occurrence of such an event, the remaining Members holding a majority of capital and Profits interests of the Company agree in writing to continue the business of the Company and to the appointment, if necessary or desired, effective as of the date of such event, of one or more Additional Members; or

            (f) the entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act.

            Except as provided in Section 15.2(e), the death, insanity, bankruptcy, retirement, resignation, expulsion or dissolution of a Member shall not cause the Company to be dissolved and upon the occurrence of such an event the Company shall be continued without dissolution.

            Section 15.3 Notice of Dissolution. Upon the dissolution of the Company, the Person or Persons approved by a Majority Vote to carry out the winding up of the Company (the "Liquidating Trustee") shall promptly notify the Members of such dissolution.

            Section 15.4 Liquidation. Upon dissolution of the Company, the Liquidating Trustee shall immediately commence to wind up the Company's affairs; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation. The Members shall continue to share Profits and Losses during liquidation in the same proportions, as specified in Article VIII hereof, as before liquidation. Each Member shall be furnished with a statement prepared by the Company's certified public accountants that shall set forth the assets and liabilities of the Company as of the date of dissolution.

            (a) The proceeds of any liquidation (or of any transaction that is deemed to be a liquidation under Section 15.5 hereof) shall be distributed, as realized, in the following order and priority:

                  (i) first, to creditors of the Company, including Members who are creditors, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for distributions to Members;

                  (ii) second, to the Members pursuant to Sections 8.3(i), (ii),
            (iii) and (iv) in the same priority and after giving effect to all prior distributions; and

                  (iii) the balance, to the Members in accordance with their positive Capital Accounts after giving effect to all contributions, distributions and allocations for all periods. For clarification, for the purpose of this Section 15.4(iii) all allocations under
            Section 8.7(vi) and all distributions under Section 15.4(ii) shall be deemed to have been made prior to the distributions required by this Section 15.4(iii).

            (b) If the Liquidating Trustee shall determine that it is not feasible to liquidate all of the assets of the Company, then the Liquidating Trustee shall cause the Fair Asset Value of the assets not so liquidated to be determined. Any unrealized appreciation or depreciation with respect to such assets shall be allocated among the Members in accordance with Article VIII as though the property were sold for its Fair Asset Value and distribution of any such assets in kind to a Member shall be considered a distribution of an amount equal to the assets' Fair Asset Value. Such assets, as so appraised, shall be retained or distributed by the Liquidating Trustee as follows:

                  (i) The Liquidating Trustee shall retain assets having a Fair
            Asset Value equal to the amount by which the net proceeds of liquidated assets are sufficient to satisfy the requirements of paragraph (a)(i) of this Section 15.4. The foregoing notwithstanding, the Liquidating Trustee shall, to the fullest extent permitted by law, have the right to distribute property subject to liens at the value of the Company's equity therein.

                  (ii) The remaining assets (including mortgages and other
            receivables) shall be distributed to the Members in such proportions as shall be equal to the respective amounts to which each Member is entitled pursuant to Section 15.4(a) hereof giving full effect in the calculation thereof to any previous distributions made pursuant to this Section 15.4. If, in the sole and absolute judgment of the Liquidating Trustee, it shall not be feasible to distribute to each Member an aliquot share of each asset, the Liquidating Trustee may allocate and distribute specific assets to one or more Members as tenants-in-common as the Liquidating Trustee shall determine to be fair and equitable.

            (c) No Member shall have the right to demand or receive property other than cash upon dissolution and termination of the Company.

            Section 15.5 Sale Transactions. Any sale of all or substantially all of the Voting Units in a transaction or series of related transactions, including without limitation pursuant to a Tender Offer, shall be deemed to be a liquidation of the Company, and any amounts to be received by Members of Assignees upon the consummation of any such transaction shall be distributed, as realized, in accordance with Section 15.4(a) hereof.

            Section 15.6 Termination. The Company and this Agreement shall terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Members in the manner provided for in this Article XV (including without limitation after the sale of Units pursuant to a Tender Offer in accordance with Section 14.2 hereof), and the Certificate shall have been canceled in the manner required by the Delaware Act.

            Section 15.7 Claims of the Members. The Members and Assignees shall look solely to the Company's assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and Assignees shall have no recourse against any other Member or the Member Managers or Officers.

                                   ARTICLE XVI

                             BUSINESS OPPORTUNITIES

            Section 16.1 Business Opportunities.

            (a) Subject to Section 16.1(b) hereof, in the event that any Member, directly or indirectly, is presented with a business opportunity relating to the potential acquisition of assets or stock or other equity securities of any "Covered Business" (as defined below), such Member shall be obligated to present such business opportunity to the Board for its consideration. If the Board does not, within 10 days after the presentation of such business opportunity to the Board, authorize the Company to pursue such business opportunity, such Member shall have the right to pursue such business opportunity for its own benefit without any further obligation to the Company or its Members with respect thereto, whether under this Agreement or otherwise.

            A "Covered Business" shall include any business whose primary business is the production, marketing or sale of dry, shelf-stable grocery food products, not including pet food products and for the avoidance of doubt expressly excluding all frozen food products.

            (b) With respect to Fenway and its Permitted Transferees only, a "Covered Business" shall be any business whose primary business at the time of its acquisition is or will be the production, marketing or sale of dry, shelf-stable grocery food products with annual revenues of $100,000,000 or less, but shall not include (i) the Aunt Jemima(R) syrup and/or pancake mix business,
(ii) a business whose primary business is the production, marketing or sale of ethnic foods (including by way of illustration but not of limitation, Mexican),
(iii) a
business whose revenues are not derived primarily from sales in the United States, and (iv) for the avoidance of doubt any frozen food product.

            In the event that Fenway, VDK Foods LLC, or an Affiliate of either of them (other than an Affiliate of the Company) acquires the Aunt Jemima(R) syrup and/or pancake mix business, Fenway shall give McCown De Leeuw written notice of such acquisition on or before the effective date thereof. McCown De Leeuw will have a right and option (the "MDC Call Right") during the 30-day period beginning on the effective date of such acquisition to notify Fenway of its intent to purchase all (but not less than all) of the Class A Units then held by Fenway and its Permitted Transferees at a purchase price equal to the fair market value thereof (without discount for lack of marketability or minority interest at the time of purchase by McCown De Leeuw). McCown De Leeuw shall exercise the MDC Call Right by delivering a written notice to Fenway stating such election. Within 10 days after its receipt of such notice, Fenway shall designate not less than three independent nationally-recognized investment banking firms by written notice to McCown De Leeuw. Within 10 days after its receipt of such notice from Fenway, McCown De Leeuw shall select one of the investment banking firms designated by Fenway to make a fair market value determination of the Class A Units being purchased by McCown De Leeuw from Fenway and its Permitted Transferees. Such investment banking firm shall make such fair market value determination within 60 days after such selection by McCown De Leeuw. The closing of McCown De Leeuw's purchase of Class A Units from Fenway and its Permitted Transferees shall take place within 60 days after determination of the fair market value of such Class A Units. Alternatively, McCown De Leeuw and Fenway can agree to a fair market value of the Class A Units being purchased by McCown De Leeuw.

                                  ARTICLE XVII

                               REGISTRATION RIGHTS

            Section 17.1 Registration Rights. In the event the Public Company (or any successor entity into which the Company merges or consolidates) intends to effect a Public Offering, the Class A Holders, the Class B Holders, the Class C Holders and the Class D Holders shall have such registration rights with respect to the Securities of the Public Company distributed to such Holders as set forth on Schedule E hereto. The Members shall have such additional registration rights as set forth on Schedule E hereto.

                                  ARTICLE XVIII

                                  MISCELLANEOUS

            Section 18.1 Notices. All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered in person or by an acknowledged overnight delivery service, telecopied or mailed by registered or certified mail, as follows:

            (a) if given to the Company, in care of the President at the Company's mailing address set forth in Section 2.5 hereof with a copy to the Chairman and the Chief Executive Officer at such address as each such officer shall designate to the Company;

            (b) if given to the Member Managers, at their mailing addresses set forth on Schedule A attached hereto; or

            (c) if given to any Member at the address set forth opposite its name on Schedule A attached hereto, or at such other address as such Member may hereafter designate by written notice to the Company.

            All such notices shall be deemed to have been given when received.

            Section 18.2 Failure to Pursue Remedies. The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

            Section 18.3 Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

            Section 18.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, legal representatives and assigns.

            Section 18.5 Interpretation. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. All references herein to "Articles," "Sections" and paragraphs shall refer to corresponding provisions of this Agreement unless otherwise indicated.

            Section 18.6 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

            Section 18.7 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

            Section 18.8 Integration. This Agreement, together with Schedules A, B, C, D and E and Annex 1 hereto constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

            Section 18.9 Governing Law. This Agreement, together with Schedules A, B, C, D and E hereto and Annex 1 and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

            [the remainder of this page is intentionally left blank]

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.


                                           MEMBERS:

                                           DARTFORD PARTNERSHIP L.L.C.


                                           By:  /s/ Ray Chung
                                              ----------------------------------
                                               Name:  Ray Chung
                                               Title:    Member


                                             /s/ Thomas J. Ferraro
                                            ------------------------------------
                                                     THOMAS J. FERRARO


                                             /s/ C. Gary Willett
                                            ------------------------------------
                                                      C. GARY WILLETT


                                           BAIN SECURITIES, INC.


                                           By:  /s/ Gary Wilkinson
                                              ----------------------------------
                                               Name:  Gary Wilkinson
                                               Title:    Treasurer


                                           SQUAM LAKE INVESTORS II, L.P.


                                           By:  /s/ Gary Wilkinson
                                              ----------------------------------
                                               Name:  Gary Wilkinson
                                               Title:    Treasurer, GPI, Inc.
                                                         (Managing G.P.)

                                           McCOWN De LEEUW & CO. III, L.P.

                                           By: MDC Management Company III, L.P.,
                                               its general partner


                                               By:  /s/ Charles Ayers
                                                  ------------------------------
                                                   Name:  Charles Ayers
                                                   Title:    General Partner


                                           McCOWN De LEEUW & CO.
                                           OFFSHORE (Europe) III, L.P.

                                           By: MDC Management Company IIIE,
                                               L.P., its general partner


                                               By:  /s/ Charles Ayers
                                                  ------------------------------
                                                   Name:  Charles Ayers
                                                   Title:    General Partner


                                           McCOWN De LEEUW & CO. III (Asia),
                                           L.P.

                                           By: MDC Management Company IIIA,
                                               L.P., its general partner


                                               By:  /s/ Charles Ayers
                                                  ------------------------------
                                                   Name:  Charles Ayers
                                                   Title:    General Partner


                                           GAMMA FUND LLC


                                           By:  /s/ Charles Ayers
                                              ----------------------------------
                                               Name:  Charles Ayers
                                               Title:    Member

                                           FENWAY PARTNERS CAPITAL FUND,
                                           L.P.

                                           By:  Fenway Partners, L.P.,
                                                its general partner

                                                By: Fenway Partners Management,
                                                    Inc.,
                                                    its general partner


                                           By:  /s/ Andrea Geisser
                                              ----------------------------------
                                                Name: Andrea Geisser
                                                Title:  Managing Director

                                     ANNEX I

                  To the Amended and Restated Limited Liability
                     Company Agreement of MBW Investors LLC


Approval of Closing Documents:

            RESOLVED, that the form, terms and provisions of each of the other documents listed on the Closing List attached hereto as Schedule I (collectively, the "Closing Documents") to be ratified, confirmed, approved, executed and/or delivered by the Company, be, and they hereby are, approved and adopted substantially in the form presented to the Board of Member Managers and ordered filed with the records of the Company.

General Authorization:

            RESOLVED, that the Chairman, President, any Executive Vice President, any Vice President, any Treasurer, any Secretary or any Assistant Secretary (each an "Authorized Officer") of the Company be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to execute and deliver the Closing Documents and all other agreements, instruments and documents relating thereto, required thereby or contemplated thereunder, with such amendments thereto and such changes and modifications as to the terms and provisions thereof as the Authorized Officer or Authorized Officers executing and/or delivering the same, in their sole discretion, shall approve or deem to be necessary or appropriate, the execution and/or delivery thereof by such officer or officers to be conclusive evidence of the necessity or appropriateness thereof; and further

            RESOLVED, that all of the actions of the officers of the Company heretofore or hereafter taken relating to any of the matters referred to in the foregoing documents and the transactions contemplated thereby are hereby confirmed, ratified and approved in all respects; and further

            RESOLVED, that the performance by the Company of all of its obligations referred to in or contemplated by the foregoing resolutions are hereby authorized and directed.

                                   SCHEDULE A

                           To the Amended and Restated
                       Limited Liability Company Agreement
                              of MBW Investors LLC

                                                       CAPITAL           NUMBER
       NAME AND MAILING ADDRESS                      CONTRIBUTION       OF UNITS
       ------------------------                      ------------       --------
A.     Class A Units

       McCown De Leeuw & Co. III, L.P.              $20,959,875.00      20,959.9
       c/o McCown De Leeuw & Co.
       3000 Sand Hill Road
       Building 3, Suite 290
       Menlo Park, CA  94025

       McCown De Leeuw & Co. Offshore                $1,488,000.00       1,488.0
         (Europe) III, L.P.
       c/o McCown De Leeuw & Co.
       3000 Sand Hill Road
       Building 3, Suite 290
       Menlo Park, CA  94025

       McCown De Leeuw & Co. III (Asia), L.P.          $348,750.00         348.7
       c/o McCown De Leeuw & Co.
       3000 Sand Hill Road
       Building 3, Suite 290
       Menlo Park, CA  94025

       Gamma Fund LLC                                  $453,375.00         453.4
       c/o McCown De Leeuw & Co.
       3000 Sand Hill Road
       Building 3, Suite 290
       Menlo Park, CA  94025

       Fenway Partners Capital Fund, L.P.            $8,750,000.00       8,750.0
       152 West 57th Street
       New York, NY  10019

       Dartford Partnership L.L.C.                   $1,000,000.00       1,000.0
       801 Montgomery Street, Suite 400
       San Francisco, CA  94133

                                                       CAPITAL           NUMBER
       NAME AND MAILING ADDRESS                      CONTRIBUTION       OF UNITS
       ------------------------                      ------------       --------
       Bain Securities, Inc.                           $250,000.00         250.0
       Two Copley Place
       Boston, MA 02116

       Squam Lake Investors II, L.P.                   $250,000.00         250.0
       Two Copley Place
       Boston, MA 02116

       Thomas J. Ferraro                               $200,000.00         200.0
       438 Delegate Drive
       Worthington, OH  43235

       C. Gary Willett                                 $100,000.00         100.0
       1001 Elcliff Drive
       Westerville, OH  43081

B.     Class B Units

       Dartford Partnership L.L.C.                         $500.00       1,000.0
       801 Montgomery Street, Suite 400
       San Francisco, CA  94133

C.     Class C Units

       Dartford Partnership L.L.C.                         $650.00       1,300.0
       801 Montgomery Street, Suite 400
       San Francisco, CA  94133

D.     Class D Units

       Thomas J. Ferraro                                   $ 15.00          30.0
       438 Delegate Drive
       Worthington, OH  43235

       C. Gary Willett                                     $ 10.00          20.0
       1001 Elcliff Drive
       Westerville, OH  43081

                                   SCHEDULE B

                           To the Amended and Restated
                       Limited Liability Company Agreement
                              of MBW Investors LLC

                                  CLASS C UNITS

      (a) Defined Terms. For purposes of this Schedule B (which includes Schedule B-1), capitalized terms used herein but not otherwise defined in the Agreement shall have the meanings set forth in (i) paragraph (f) of this Schedule B or (ii) if not defined in such paragraph (f), in the Amended and Restated Limited Liability Company Agreement of MBW Investors LLC.

      (b) Repurchase Options of Company. Subject to the remaining provisions of this Schedule B, certain of the Class C Units held by the Class C Holder(s) shall be subject to repurchase in accordance with the provisions hereof in the event that a Separation Event occurs prior to the earlier of (x) a Change of Control, (y) the fourth anniversary of the date hereof or (z) the date on which the Company's Sales exceed $400,000,000. In the event that such a Separation Event occurs, the Company shall have the exclusive right and option (the "FMV Repurchase Option") to repurchase a portion of the Class C Units at Fair Market Value and the exclusive right and option (the "NFMV Repurchase Option") to repurchase a portion of the Class C Units at Non-Fair Market Value, in each case as determined in accordance with the matrix attached as Schedule B-1 and subject to the remaining provisions of this Schedule B. In the event a Separation Event does not occur prior to the earlier of a Change of Control, the fourth anniversary of the date hereof or the date on which the Company's Sales exceed $400,000,000, all of the Class C Units shall no longer be subject to repurchase by the Company in accordance with this Schedule B.

      (c) Procedures. The Company shall have the right to exercise the FMV Repurchase Option and/or the NFMV Repurchase Option by delivering a written notice (a "Company Election Notice") to the Class C Holder(s) within 45 days following the effectiveness of the Separation Event giving rise to such right. The Company Election Notice shall state (i) the number of Class C Units being repurchased pursuant to the FMV Repurchase Option and (ii) the number of Class C Units being repurchased pursuant to the NFMV Repurchase Option. In the event the Company exercises both the FMV Repurchase and the NFMV Repurchase Option, the Company shall consummate its purchase of such Class C Units and pay the purchase price therefor promptly following determination of the Fair Market Value of the Units subject to the FMV Repurchase Option, but no later than the 120th day following receipt by the Class C Holder(s) of the Company Election Notice, subject to extension as provided below (the "Expiration Date"). In the event the Company exercises the NFMV Repurchase Option but not the FMV Repurchase Option, the Company shall consummate its purchase of such Units on or before the Expiration Date. At the closing of any such purchase (a "Repurchase Closing"), (i) the Class C Holder(s) shall deliver any documentation reasonably requested by the Company and necessary to transfer such Class C Units to the Company and (ii) the Company shall deliver in cash or otherwise in immediately available funds to the Class C Holder(s) the purchase price being paid by the Company for such Class C Units; provided, that the following events shall each be a condition precedent to a Repurchase Closing to the extent relating to an exercise of the FMV Repurchase Option, but not the NFMV Repurchase Option: (i) the receipt by the Class C Holder(s) of any severance amount due to it pursuant to the Management Services Agreement in connection with the Separation Event that gave rise to such repurchase by the Company and (ii) the receipt by the Class C Holder(s) of any purchase price due to it pursuant to an exercise by Dartford or its Permitted Transferees of the Company Repurchase Obligation (as defined in Schedule D to this Agreement). In the event the Repurchase Closing is not completed by the Expiration Date, the FMV Repurchase Option and the NFMV Repurchase Option shall terminate and be of no further force and effect as of the Expiration Date, and the Class C Holder(s) shall continue to hold the Class C Units.

      The Expiration Date shall be subject to automatic extension as provided herein. In the event that a distribution by the Operating Company to MBW Holdings or by MBW Holdings to the Company of the amount necessary to pay (i) any severance amount due to the Class C Holder(s) pursuant to the Management Services Agreement, (ii) any purchase price due to Dartford or its Permitted Transferees pursuant to the Company Repurchase Obligation, or (iii) any purchase price payable to the Class C Holder(s) upon exercise of the FMV Repurchase Option or the NFMV Repurchase Option would violate any covenant or otherwise not be permitted under the credit agreement or indenture relating to the Chase Borrowings or senior subordinated indebtedness of the Company or any Subsidiary of the Company, the Expiration Date shall be automatically extended to the seventh day following the date on which the making of such distributions by the Operating Company and MBW Holdings, respectively, would not violate such covenants or agreements.

      (d) Change of Control. Upon a Change of Control, the FMV Repurchase Option and the NFMV Repurchase Option shall terminate and be of no further force and effect. Payments to each Class C Holder with respect to its Class C Units following a Change of Control shall be made in accordance with the terms and provisions of the Agreement (including without limitation Article VIII thereof).

      (e) Public Offering. In the event the Public Company intends to consummate a Public Offering:

            (i) the FMV Repurchase Option and the NFMV Repurchase Option shall terminate and be of no further force and effect, as of the effective date of such Public Offering;

            (ii) the Class C Units shall be valued as if all of the equity securities of the Public Company (including those to be sold pursuant to the Public Offering) were sold at the price per share at which the equity securities of the Public Company are to be sold pursuant to the Public Offering (which price shall be before underwriter's discounts and before expenses) and the aggregate gross proceeds from such hypothetical sale were distributed pursuant to this Agreement in accordance with Article VIII thereof;

            (iii) immediately prior to the effectiveness of the Public Offering, the Company shall distribute or cause the distribution to the Class C Holder(s) the aggregate number of shares of capital stock of the Public Company equal in value to the value of the Class C Units as determined in accordance with clause (ii) above; and

            (iv) each Class C Holder shall have the registration rights set forth on Schedule E to this Agreement.

      (f) Definitions.

      "Change of Control" means a transaction or series of related transactions (other than by the Company or any Subsidiary thereof with any Subsidiary of the Company) to effect any of the following:

            (i) a sale, redemption, exchange or other disposition of shares (including by way of merger or consolidation) of the Common Stock of the Operating Company (or any successor thereto), par value $.01 per share, or options or warrants to acquire such Common Stock, after which MBW Holdings holds 50% or less of the number of outstanding shares of such Common Stock on the date of this Agreement;

            (ii) a sale, redemption, exchange or other disposition of shares (including by way of merger or consolidation) of the Common Stock of MBW Holdings (or any successor thereto), par value $.01 per share, or options or warrants to acquire such Common Stock, after which the Company holds 50% or less of the number of outstanding shares of such Common Stock on the date of this Agreement;

            (iii) a sale, redemption, exchange or other disposition of Class A Units (including by way of merger or consolidation), or options or warrants to acquire Class A Units, after which the Class A Holders holding Class A Units on the date of this Agreement hold 50% or less of the number of outstanding Class A Units on the date of this Agreement;

            (iv) a sale of all or substantially all of the assets of the Company, MBW Holdings or the Operating Company; or

            (v) a liquidation, dissolution, or other winding up of the affairs of the Company, whether voluntary or involuntary.

      "Fair Market Value" means the fair market value of the Class C Units being repurchased by the Company (without discount for lack of marketability or minority interest) at the time of repurchase by the Company, as determined by an independent nationally-recognized investment banking firm selected as follows:

            (i) Within 10 days after receipt by the Class C Holder(s) of a Company Election Notice with respect to an exercise of the FMV Repurchase Option, the Class C Holder(s) shall designate not less than three independent nationally-recognized investment banking firm by written notice to the Company.

            (ii) Within 10 days after its receipt of such notice, the Company shall select one of the investment banking firms designated by the Class C Holder(s) to make a Fair Market Value determination of the Class C Units being repurchased.

            (iii) Such investment banking firm shall make such Fair Market Value determination within 60 days after its selection by the Company.

Alternatively, the Board and Dartford can agree to a Fair Market Value for the Class C Units being repurchased pursuant to the FMV Repurchase Option.

      "Non-Fair Market Value" means $1.00 per Class C Unit being repurchased pursuant to the NFMV Repurchase Option.

      "Sales" means the annual net sales of the Company and its Subsidiaries; provided, that in the event the Company or any of its Subsidiaries consummates an acquisition of the stock or assets of another entity (including, without limitation, by way of merger or consolidation), enters into a joint venture with another entity, or effects any similar investment or business combination (each an "Acquisition"), the amount of Sales shall be increased as of the closing date of such Acquisition to reflect the additional annual net Sales of the entity or business acquired pursuant to such Acquisition; and, provided, further, that in the event, during the six-month period following the closing date of an Acquisition, the Company or any of its Subsidiaries consummates a sale or divestiture of a material portion of the assets or business acquired pursuant to such Acquisition, the amount of annual net Sales shall be decreased as of the closing date of such sale or divestiture to reflect the annual net Sales of the business or division sold or divested.

      "Separation Event" means a termination by the Company of the Management Services Agreement pursuant to the terms thereof.

                                  SCHEDULE B-1

                                                                                                           Continuing
                                                                    Number of                              Number of
                                                      Number of      Class C                  Number of     Class C
                                                       Class C        Units                    Class C     Units Not
                                                        Units       Remaining                   Units       Subject
                                                      Subject to     If NFMV                 Subject to    to FMV or
                Date of     Number of      NFMV          NFMV      Repurchase       FMV          FMV          NFMV
   Sales      Separation     Class C    Repurchase    Repurchase   Option Fully Repurchase   Repurchase    Repurchase
 Threshold(1)    Event        Units       Option(2)     Option      Exercised     Option(3)    Option        Option
              Prior to 1st    1,300        50.0%         650           650         50.0%         325          325
              Anniversary

              1st to 2nd      1,300        37.5%        487.5         812.5       25/50%(4)    203/406      609/406

  A-$200M     2nd to 3rd      1,300        25.0%         325           975         25.0%       243.75        731.25

  B-$300M     3rd to 4th      1,300        12.5%        162.5        1,137.5       12.5%        142.2        995.3

  C-$400M      After 4th      1,300          0            0           1,300        0.0%           0          1,300

----------

(1) If Sales of the Company reach a Sales Threshold level, the vesting schedule accelerates to that level. For example, if Sales reach $325,000,000 as of June 30, 1998, the percentage of outstanding Class C Units subject to the NFMV Repurchase Option would be 12.5% instead of 37.5%. That percentage would remain at 12.5% until the earlier of (x) the 4th anniversary of the date hereof and (y) the date on which the Company's Sales reach $400,000,000, at which time no Class C Units would be subject to the NFMV Repurchase Option. Notwithstanding the foregoing, if Sales reached $325,000,000 as of June 30, 1998 because of an Acquisition that closed on such date and a division acquired pursuant to that Acquisition with Sales of $75,000,000 was sold on October 31, 1998, the vesting schedule would revert to Sales Threshold A.

(2) The NFMV Repurchase Option may be exercised up to the percentage of outstanding Class C Units listed in this column at the relevant time.

(3) The FMV Repurchase Option may be exercised up to the percentage of those Class C Units that are outstanding but not subject to the NFMV Repurchase Option as listed in this column at the relevant time.

(4)   50% if Sales Threshold A has not been achieved; 25% otherwise.

                                   SCHEDULE C

                           To the Amended and Restated
                       Limited Liability Company Agreement
                              of MBW Investors LLC

                                  CLASS D UNITS

      (a) Defined Terms. For purposes of this Schedule C capitalized terms used herein but not otherwise defined in the Agreement shall have the meanings set forth in (i) paragraph (f) of this Schedule C or (ii) if not defined in such paragraph (f), in the Amended and Restated Limited Liability Company Agreement of MBW Investors LLC.

      (b) Vesting. Subject to the remaining provisions of this Schedule C, a Class D Holder shall become vested in Class D Units as follows:

            (i) Thomas J. Ferraro and C. Gary Willett shall each be vested in 50% of the Class D Units issued to him on the date of this Agreement. On each of December 31, 1997 and December 31, 1998, respectively, unless earlier terminated by the Operating Company in accordance with the terms of his Employment Agreement with the Operating Company, Messrs. Ferraro and Willett shall each be vested in an additional 25% of the Class D Units issued to him on the date of this Agreement.

            (ii) For any Class D Units issued to a Class D Holder (other than Thomas J. Ferraro and C. Gary Willett) on the date of this Agreement or on or before March 31, 1997, such Class D Holder shall become vested in the following portion of such Class D Units on the following dates:

            Date of Vesting               Percentage That Vests
            ---------------               ---------------------
            December 31, 1997                       25%
            December 31, 1998                       25%
            December 31, 1999                       25%
            December 31, 2000                       25%

                  (iii) For any Class D Units issued to a Class D Holder after
            March 31, 1997, such Class Holder shall become vested in such Class D Units on the following dates:

            Date of Vesting                            Percentage that Vests
            ---------------                            ---------------------
            first anniversary of date of issuance            25%
            second anniversary of date of issuance           25%
            third anniversary of date of issuance            25%
            fourth anniversary of date of issuance           25%

                  (iv) On the effective date of a Change of Control (as defined below), all outstanding Class D Units that have not vested prior to the effective date of such Change of Control shall become Vested Class D Units as of the effectiveness of such Change of Control.

Notwithstanding the foregoing, a Class D Holder and his Permitted Transferees shall not become vested in Class D Units on the future dates specified above in clauses (i), (ii) and (iii) unless such Class D Holder has remained in the continuous employ of the Company (or any Subsidiary) from the date of issuance of such Class D Units up to and including the date such portion of such Class D Units may become vested in accordance with this Schedule C.

            (c) Forfeiture; Repurchase. Class D Units held by a Class D Holder or his Permitted Transferees shall be subject to forfeiture to the Company or repurchase by the Company as provided below:

                  (i) In the event a Class D Holder's employment by the Company and/or a Subsidiary of the Company terminates because of discharge or termination by the Company or its Subsidiary with Cause (as defined below), then (A) all unvested Class D Units held by such Class D Holder or his Permitted Transferees at the time of such termination shall be automatically forfeited to the Company without the payment of any consideration to the Class D Holder or his Permitted Transferees by the Company, and (B) all Vested Class D Units held by such Class D Holder or his Permitted Transferees at the time of such termination shall be subject to repurchase by the Company at a repurchase price equal to the lesser of (x) $1.00 per Vested Class D Unit being repurchased and (y) the fair market value thereof as determined by the Board in good faith.

                  (ii) In the event a Class D Holder's employment by the Company and/or a Subsidiary of the Company terminates because of death or Permanent Disability (as defined below) of the Class D Holder, then
            (A) all unvested Class D Units held by such Class D Holder or his Permitted Transferees at the time of such termination shall be automatically forfeited to the Company without the payment of any consideration to the Class D Holder or his Permitted Transferees (or his estate) by the Company and (B) such Class D Holder or his Permitted Transferees (or his estate) shall continue to hold all Vested Class D Units held at the time of such termination.

                  (iii) In the event a Class D Holder's employment by the
            Company and/or a Subsidiary of the Company terminates (1) because of discharge or termination by the Company or its Subsidiary without Cause or (2) with respect to any Class D Holder which is a party to a written employment agreement with the Company or a Subsidiary of the Company which provides such Holder with an express right to terminate such agreement for material breach by the Company or such Subsidiary, because of termination by the Class D Holder of such employment for such material breach, then (A) all unvested Class D Units held by such Class D

            Holder or his Permitted Transferees at the time of such termination shall be automatically forfeited to the Company without the payment of any consideration to the Class D Holder or his Permitted Transferees by the Company; (B) up to 50% of the Vested Class D Units held by such Class D Holder or his Permitted Transferees at the time of such termination shall be subject to repurchase by the Company at a purchase price equal to the fair market value thereof (without discount for lack of marketability and minority interest) at the date of repurchase as determined by the Board in good faith; and (C) the remaining 50% of the Vested Class D Units held by such Class D Holder or his Permitted Transferees shall continue to be held and not be subject to repurchase by the Company.

                  (iv) In the event a Class D Holder's employment by the Company and/or a Subsidiary of the Company terminates because of resignation by the Class D Holder from the Company or its Subsidiary (other than in connection with a termination by such Class D Holder referenced in subclause (2) of clause (iii) above), then (A) all unvested Class D Units held by such Class D Holder or his Permitted Transferees at the time of such termination shall be automatically forfeited to the Company without the payment of any consideration to the Class D Holder or his Permitted Transferees by the Company, and (B) up to 100% of the Vested Class D Units held by such Class D Holder or his Permitted Transferees at the time of such termination shall be subject to repurchase by the Company at a repurchase price equal to the fair market value thereof (without discount for lack of marketability and minority interest) at the date of repurchase as determined by the Board in good faith.

            (d) Procedures. To exercise any right to repurchase Class D Units pursuant to this Schedule C, the Company shall deliver a written notice (an "Election Notice") to the Class D Holder whose Class D Units are being repurchased within 45 days following the event giving rise to such right. The Election Notice shall state (i) the number of Class D Units being repurchased and (ii) the repurchase price therefor. Such repurchase shall be consummated within 60 days following delivery by the Company of such Election Notice. At the closing of any such purchase, (A) such Class D Holder shall deliver any documentation reasonably requested by the Company and necessary to Transfer such Class D Units to the Company and (B) the Company shall deliver in cash or otherwise in immediately available funds to such Class D Holder the purchase price being paid by the Company for such Class D Units.

            (e) Public Offering. In the event the Public Company intends to consummate a Public Offering:

                  (i) subject to clause (vi) below, immediately prior to the effective date of the Public Offering, all outstanding Class D Units that have not vested prior to such effective date shall become Vested Class D Units;

                  (ii) subject to clause (vi) below, the Company's right to
            repurchase Vested Class D Units in accordance with this Schedule C shall terminate and be of no further force and effect, as of the effective date of such Public Offering;

                  (iii) the Vested Class D Units shall be valued as if all of the equity securities of the Public Company (including those to be sold pursuant to the Public Offering) were sold at the price per share at which the equity securities of the Public Company are to be sold pursuant to the Public Offering (which price shall be before underwriter's discounts and before expenses) and the aggregate gross proceeds from such hypothetical sale were distributed pursuant to this Agreement in accordance with Article VIII thereof;

                  (iv) subject to clause (vi) below, immediately prior to the effectiveness of the Public Offering, the Company shall distribute or cause the distribution to the Class D Holder(s) the aggregate number of shares of capital stock of the Public Company equal in value to the value of the Vested Class D Units as determined in accordance with clause (iii) above;

                  (v) each Class D Holder shall have the registration rights set forth on Schedule E to this Agreement; and

                  (vi) with respect to shares of capital stock of the Public
            Company distributed to Class D Holders on account of Class D Units issued after December 31, 1997 to Class D Holders who were not issued other Class D Units on or before December 31, 1997 but that had not vested prior to the effective date of the Public Offering ("Restricted Class D Units"), the following provisions shall apply:

                        A. Shares of capital stock of the Public Company distributed to Class D Holders on account of Restricted Class D Units shall, as of the effective date of the Public Offering, be "Unvested Shares" for purposes of this clause
                              (vi).

                        B. Unvested Shares shall vest and become "Vested Shares" for purposes of this clause (vi) on the same dates and in the same percentages that the underlying Restricted Class D Units would have become Vested Class D Units pursuant to clause
                              (iii) of paragraph (b) above if no Public Offering had occurred; provided, that the Board at its option shall have the right to accelerate the vesting of such Unvested Shares. For example, assume a Class D Holder that was not previously issued Class D Units was issued 8 Class D Units on January 1, 1998, and the effective date of the Public Offering was January 2, 1999. All of such Class D Holder's 8 Class D Units would be Vested Class D Units immediately prior to the effective date of the Public Offering, but 6 of those 8 Units would be Restricted Class D Units. If 100 shares of capital stock were issued to the Class D Holder on account of the 8 Class D Units, 75 of such shares would be Unvested Shares distributed on account of the 6 Restricted Class D Units. 25 of those 75 Unvested Shares will become Vested Shares on each of January 1, 2000, January 1, 2001, and January 1, 2002, respectively.

                        C. Unvested Shares shall be subject to forfeiture or repurchase on the same terms as set forth in paragraph (c) above. Unvested Shares shall be treated as unvested Class D Units are treated under such paragraph (c). The Public Company shall be treated as the Company is treated under such paragraph (c). Vested Shares shall no longer be subject to forfeiture to the Public Company or repurchase by the Public Company.

With respect to any grant of Class D Units after December 31, 1997 to a Class D Holder who was issued other Class D Units on or before such date, (A) a percentage of the Class D Units granted after December 31, 1997 shall be Vested Class D Units as of the date of grant thereof, with such percentage to be equal to the percentage of Class D Units issued to such Class D Holder prior to December 31, 1997 that are Vested Class D Units as of the date of grant of Class D Units after December 31, 1997; and (B) the remaining Class D Units granted after December 31, 1997 shall become Vested Class D Units at the same time and in the same proportions as the Class D Units issued to such Class D Holder prior to December 31, 1997 but that are not Vested Class D Units as of the date of grant of Class D Units after December 31, 1997.

            (a) Definitions.

            "Cause" means (i) embezzlement, theft or other misappropriation of any property of the Company or any Affiliate, (ii) gross or willful misconduct resulting in substantial loss to the Company or any Affiliate or substantial damage to the reputation of the Company or any Affiliate, (iii) any act involving moral turpitude which results in a conviction for a felony involving moral turpitude, fraud or misrepresentation, (iv) gross neglect of his assigned duties to the Company or any Affiliate, (v) gross breach of his fiduciary obligations to the Company or any Affiliate, or (vi) any chemical dependence which materially affects the performance of his duties and responsibilities to the Company or any Affiliate; provided that in the case of the misconduct set forth in clauses (iv) and (vi) above, such misconduct shall continue for a period of 30 days following written notice thereof by the Company to the Holder.

            "Change of Control" means a transaction or series of related transactions (other than by the Company or any Subsidiary thereof with any Subsidiary of the Company) to effect any of the following:

                  (i) a sale, redemption, exchange or other disposition of
            shares (including by way of merger or consolidation) of the Common Stock of the Operating Company (or any successor thereto), par value $.01 per share, or options or warrants to acquire such Common Stock, after which MBW Holdings holds 50% or less of the number of outstanding shares of such Common Stock on the date of this Agreement;

                  (ii) a sale, redemption, exchange or other disposition of
            shares (including by way of merger or consolidation) of the Common Stock of MBW Holdings (or any successor thereto), par value $.01 per share, or options or warrants to acquire such Common Stock, after which the Company holds 50% or less of the number of outstanding shares of such Common Stock on the date of this Agreement;

                  (iii) a sale, redemption, exchange or other disposition of
            Class A Units (including by way of merger or consolidation), or options or warrants to acquire Class A Units, after which the Class A Holders holding Class A Units on the date of this Agreement hold 50% or less of the number of outstanding Class A Units on the date of this Agreement;

                  (iv) a sale of all or substantially all of the assets of the
            Company, MBW Holdings or the Operating Company; or

                  (v) a liquidation, dissolution, or other winding up of the affairs of the Company, whether voluntary or involuntary.

            "Permanent Disability" means, as a result of physical or mental illness or incapacity, the Holder has been unable to perform his duties to the Company and/or a Subsidiary of the Company for a period of four consecutive months or for an aggregate of more than six months in any 12-month period.

                                   SCHEDULE D

                           To the Amended and Restated
                       Limited Liability Company Agreement
                              of MBW Investors LLC

                          COMPANY REPURCHASE OBLIGATION

            (a) For purposes of this Schedule D, capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Amended and Restated Limited Liability Company Agreement of MBW Investors LLC, dated as of December 31, 1996.

            (b) In the event that a Separation Event (as defined in Schedule B to the Agreement) occurs prior to the second anniversary of the date hereof and prior to the Company having at least $200,000,000 of Sales (as defined in and determined in accordance with Schedule B to this Agreement), Dartford and its Permitted Transferees shall have the exclusive right and option during the 30-day period beginning on the effective date of the Separation Event to require the Company to purchase (the "Company Repurchase Obligation") all (but not less than all) of the Class A Units and Class B Units then held by Dartford and its Permitted Transferees at a purchase price equal to the Fair Market Value thereof (as defined below). Dartford shall exercise such right by delivering a written notice (a "Dartford Election Notice") to the Board stating such election. In the event that Dartford exercises such right, the Company shall consummate its purchase of such Units and pay the purchase price therefor promptly following determination of the Fair Market Value thereof, but no later than the 90th day following the Company's receipt of the Dartford Election Notice, subject to extension as provided below. At the closing of such purchase (i) Dartford shall deliver to the Company any documentation reasonably requested by the Company and necessary to transfer such Units to the Company and (ii) the Company shall deliver in immediately available funds to Dartford the purchase price being paid by the Company therefor.

            The date by which the Company must consummate its purchase of Class A Units and Class B Units pursuant to the Company Repurchase Obligation shall be subject to automatic extension as provided herein. In the event that a distribution by the Operating Company to MBW Holdings or by MBW Holdings to the Company of the amount necessary to pay any purchase price due to Dartford or its Permitted Transferees pursuant to the Company Repurchase Obligation would violate any covenant or otherwise not be permitted under the credit agreement or indenture relating to the Chase Borrowings or the senior subordinated indebtedness of the Company or any Subsidiary of the Company, the date by which the Company must consummate its purchase of Units pursuant to the Company Repurchase Obligation shall be automatically extended to the seventh day following the date on which the making of such distributions by the Operating Company and MBW Holdings, respectively, would not violate such covenants or agreements.


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

            (c) "Fair Market Value" of Dartford's Class A Units and Class B Units means the fair market value thereof (without discount for lack of marketability or minority interest) at the time of repurchase by the Company, as determined by an independent nationally-recognized investment banking firm selected as follows:

                  (i) Within 10 days following its delivery of a Dartford
            Election Notice to the Company, Dartford shall designate not less than three independent nationally-recognized investment banking firms by written notice to the Company.

                  (ii) Within 10 days after its receipt of such notice from
            Dartford, the Company shall select one of the investment banking firms designated by Dartford to make a Fair Market Value determination of the Class A Units and Class B Units that are subject to the Company Repurchase Obligation.

                  (iii) Such investment banking firm shall make such Fair Market
            Value determination within 60 days after its selection by the Company.

Alternatively, the Board and Dartford can agree to a Fair Market Value of the Class A Units and Class B Units being purchased by the Company.


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

                                   SCHEDULE E

                           To the Amended and Restated
                       Limited Liability Company Agreement
                              of MBW Investors LLC

                               REGISTRATION RIGHTS

            1. REGISTRATION RIGHTS. The Company will perform and comply, and cause each of its Subsidiaries to perform and comply, with such of the following provisions as are applicable to it. Each holder of Units will perform and comply with such of the following provisions as are applicable to such holder. Unless this Schedule E otherwise requires, the term the "Company" shall include Subsidiaries of the Company, as applicable. Capitalized terms used herein but not otherwise defined herein shall have the meanings given such terms in the Amended and Restated Limited Liability Company Agreement of MBW Investors LLC, dated as of December 31, 1996 (the "LLC Agreement").

                  1.1. Demand and Piggyback Registration Rights.

                        1.1.1. Registration on Request. Any one or more of the
                  following (such Persons being the "Initiating Investor Holders").

                              (i) one or more holders of Voting Units
                        representing at least fifty percent (50%) of the total amount of Voting Units then outstanding, or

                              (ii) after the second anniversary of the closing
                        of an initial Public Offering of the Company, if Fenway has not exercised its right in clause (iii) below, Fenway, or

                              (iii) after December 31, 2001, if the Company has
                        not previously closed an initial Public Offering, Fenway, may, by notice to the Company specifying the intended method or methods of disposition, request that the Company effect the registration under the Securities Act of 1933, as amended (the "Securities Act"), for a Public Offering of all or a specified part of the Units held by such Initiating Investor Holders (the "Registrable Investor Securities"). Promptly after receipt of such notice, the Company will give notice of such requested registration to all other holders of Units (other than, in the case of the initial Public Offering, of the Company, the Class D Units) (such Units, collectively with the Registrable Investor Securities, the "Registrable Securities"). The Company will then use its commercially reasonable efforts to effect the registration under the

                        Securities Act of the Registrable Investor Securities which the Company has been requested to register by such Initiating Investor Holders together with all other Registrable Securities which the issuer has been requested to register pursuant to Section 1.1.2 by other holders of Registrable Securities by notice delivered to the Company within twenty (20) days after the giving of such notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities which the Company has been so requested to register; provided, however, that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 1.1.1:

                                          (a) If the Company has previously
                              effected four (4) registrations of Registrable Securities under this Section 1.1.1; provided, however, that no registrations of Registrable Securities which either (i) shall not have become and remained effective in accordance with the provisions of this Section 1, or (ii) shall not have enabled the Initiating Investor Holders and the holders of Registrable Securities joining therein to include in such registration at least 90% of the Registrable Securities which they desired to include, shall be included in the calculation of the numbers of registrations contemplated by this clause (a);

                                          (b) Within 180 days immediately
                              following the effective date of any registration statement pertaining to an underwritten public offering of securities of the Company for its own account (other than a registration on Form S-4 pursuant to Rule 145 of the Securities Act (a "Rule 145 Transaction"), or a registration relating solely to employee benefit plans);

                                          (c) (i) On Form S-3 (or any successor
                              form), if the Company has previously effected two or more registrations of Registrable Securities under this Section 1.1.1 on Form S-3 (or any such successor forms) or (ii) on any form other than Form S-3 (or any successor form), if the Company has previously effected two or more registrations of Registrable Securities under this Section 1.1.1 on any such other forms; provided, however, that no registrations of Registrable Securities which shall not have become and remained effective in accordance with


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

                              the provisions of this Section 1, and no registrations of Registrable Securities pursuant to which the Initiating Investor Holders and all other holders of Registrable Securities joining therein are not able to include at least 90% of the Registrable Securities which they desired to include, shall be included in the calculation of numbers of registrations contemplated by this clause (c);

                                          (d) If the Company shall have
                              furnished to the Initiating Investor Holders and such other holders of Registrable Securities which the Company has been requested to register pursuant to this Section 1.1.1 a certificate, signed by the President of the Company, stating that in the good faith judgment of the Board it would be detrimental to the Company and its shareholders for such Registration Statement to be filed at the date filing would have been required, in which case the Company shall have an additional period of not more than 270 days within which to file such Registration Statement; provided, however, that the Company shall not so postpone a registration pursuant to this clause (d) more than once in any twelve month period;

                                          (e) If the Registration under this
                              Section 1.1.1 covers less than ten percent (10%) of the Registrable Securities then outstanding and the proposed aggregate offering price to the public of the Registrable Securities to be included in the registration by all holders is less than $5,000,000; or

                                          (f) After the fifth (5th) anniversary
                              of the closing of the initial Public Offering of the Company's Common Stock, if the Company's Common Stock shall have been listed for trading on a national or regional stock exchange or on NASDAQ National Market, at all times during the preceding twelve (12) consecutive months.

                        1.1.2. Piggyback Registration.

                                          (a) General. If the Company at any
                              time proposes to register any of its securities under the Securities Act, for its own account or for the account of any holder of its securities, for a Public Offering, the Company will each such time give notice to all holders of Registrable Securities of its intention to do so. Any such


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

                              holder may, by written response delivered to the Company within twenty (20) days after the effectiveness of such notice, request that all or a specified part of the Registrable Securities held by such holder be included in such registration. Such response shall also specify the intended method of disposition of such Registrable Securities. The Company thereupon will use its commercially reasonable efforts to cause to be included in such registration under the Securities Act all Registrable Securities which the Company has been so requested to register by such holders of Registrable Securities, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered. No registration of Registrable Securities effected under this Section 1.1.2 shall relieve the Company of any of its obligations to effect registrations of Registrable Securities pursuant to Section
                              1.1.1 hereof.

                                          (b) Excluded Transactions. The Company
                              shall not be obligated to effect any registration of Registrable Securities under this Section 1.1.2 incidental to the registration of any of its securities in connection with:

                                          (i) Any Public Offering relating to
                                          the acquisition or merger after the
                                          date hereof by the Company or any of
                                          its Subsidiaries of or with any other
                                          business.

                                          (ii) Any Public Offering relating to
                                          employee benefit plans or dividend
                                          reinvestment plans.

                        1.1.3. Payment of Expenses. The Company shall pay all
                  expenses of holders of Registrable Securities incurred in connection with each registration of Registrable Securities requested pursuant to this Section 1.1, other than underwriting discount and commission, if any, and applicable transfer taxes, if any.

                        1.1.4. Additional Procedures.

                                          (a) Registrations Pursuant to Section
                              1.1.1. In the case of a registration pursuant to
                              Section 1.1.1 hereof, whenever holders holding a majority of Units (the "Investor Majority Holders") shall request that such registration shall be effected pursuant to an underwritten offering, the Company shall include such information in the written notices to holders of Registrable Securities referred to in Section
                              1.1.1. In such event, the right of any holder of Registrable Securities to have securities owned by such holder included in such registration pursuant to Section 1.1.1 shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holders' Registrable Securities in the underwriting (unless otherwise mutually agreed upon by the Investor Majority Holders and such holder) to the extent provided herein. If requested by such underwriters, the Company together with the holders of Registrable Securities proposing to distribute their securities through such underwriting will enter into an underwriting agreement with such underwriters for such offering containing such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, customary indemnity and contribution provisions.

                                          (b) Registrations Pursuant to Section
                              1.1.2. Holders of Registrable Securities participating in any Public Offering pursuant to
                              Section 1.1.2 shall take all such actions and execute all such documents and instruments that are reasonably requested by the Company to effect the sale of their Registrable Securities in such Public Offering, including, without limitation, being parties to the underwriting agreement entered into by the Company and any other selling shareholders in connection therewith and being liable in respect of the representations and warranties by, and the other agreements (including customary selling stockholder indemnifications and "lock-up" agreements) on the part of, the Company and any other selling shareholders to and for the benefit of the underwriters in such underwriting agreement; provided, however, that (i) with respect to individual representations, warranties and agreements of sellers of Registrable Securities in such Public Offering, the aggregate amount of such liability shall not exceed the lesser of (a) such holder's pro rata portion of any such liability, in accordance with such holder's portion of the total number of Registrable Securities included in the offering or
                              (b) such holder's net proceeds from such offering.

                  1.2. Certain Other Provisions.

                        1.2.1. Underwriter's Cutback. Notwithstanding any
                  contrary provision of this Section 1, if, in connection with any registration of Registrable Securities, the underwriter determines that marketing factors (including, without limitation, an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting or may exclude Registrable Securities entirely from such registration and underwriting, subject to the terms of this paragraph. The Company shall so advise all holders of the Company's securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of such securities, including Registrable Securities, that may be included in the registration and underwriting (and thereby sold by Persons other than the Company) shall be allocated so that the number of Registrable Securities that may be included shall be allocated among the holders of Registrable Securities thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by each such holder at the time of filing the Registration Statement. No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any holder of Registrable Securities disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration.

                        1.2.2. Other Actions. If and in each case when the
                  Company is required to use its commercially reasonable efforts to effect a registration of any Registrable Securities as provided in this Section 1, the Company shall take appropriate and customary actions in furtherance thereof, including, without limitation: (i) filing with the Securities and Exchange Commission (the "Commission") a registration statement and using reasonable efforts to cause such registration statement to become effective, (ii) preparing and filing with the Commission such amendments and supplements to such registration statements as may be required to comply with the Securities Act and to keep such registration statement effective for a period not to exceed 180 days from the date of effectiveness or such earlier time as the Registrable Securities covered by such registration statement have been disposed of in accordance with the intended method of distribution therefor or the expiration of the time when a prospectus relating to such registration is required to be delivered under the Securities Act, (iii) use its commercially reasonable efforts to register or qualify such Registrable Securities under the state securities or "blue sky" laws of such jurisdictions as the sellers shall reasonably request; provided, however, that the Company shall not be obligated to file any general consent to services of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it would not otherwise be so subject; and (iv) otherwise cooperate reasonably with, and take such customary actions as may reasonably be requested by the holders of Registrable Securities in connection with such registration.

                        1.2.3. Lock-Up. For a period of the lesser of (i) 180
                  days from the effective date of any registration statement filed by the Company, or (ii) the shortest period applicable to any Affiliate (as defined in the Securities Act) of the Company who is a selling shareholder pursuant to such registration statement, each holder of Registrable Securities of the Public Company shall refrain from directly or indirectly selling such securities except pursuant to such registration statement.

                        1.2.4. Black-Out. Upon receipt of any notice from the
                  Company of the happening of any event of which any prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, each holder of Registrable Securities will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement until such holder receives copies of a supplemental or amended prospectus from the Company and, if so directed by the Company, shall deliver to the Company all copies, other than permanent file copies, then in such holders' possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

                        1.2.5. Selection of Underwriters and Counsel. The
                  underwriters and legal counsel to be retained in connection with any Public Offering shall be selected by the Board.

                  1.3. Indemnification and Contribution.

                        1.3.1. Indemnities of the Company. In the event of any
                  registration of any Registrable Securities or other securities of the Company or any of its Subsidiaries under the Securities Act pursuant to this Section 1 or otherwise, and in connection with any registration statement or any other disclosure document produced by or on behalf of the Company including, without limitation, reports required or other documents filed under the Exchange Act, and other documents pursuant to which securities of the Company are sold (whether or not for the account of the Company), the Company will, and hereby does, and will cause its Subsidiaries, jointly and severally to, indemnify and hold harmless each seller of Registrable Securities, any other holder of securities who is or might be deemed to be a controlling Person of the Company within the meaning of
                  Section 15 of the Securities Act or Section 20 of the Exchange Act, their respective direct and indirect partners, advisory board members, directors, officers and shareholders, and each other Person, if any, who controls any such seller or any such holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being referred to herein as a "Covered Person"), against any losses, claims, damages or liabilities, joint or several, to which such Covered Person may be or become subject under the Securities Act, the Exchange Act, state securities or blue sky laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under the Securities Act, any preliminary prospectus or final prospectus included therein, or any related summary prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company, and will reimburse such Covered Person for any legal or any other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that neither the Company nor any of its Subsidiaries shall be liable to any Covered Person in any such case to the extent that any such loss, claim, damage, liability, action or proceeding arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, incorporated document or other such disclosure document in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Covered Person specifically stating that it is for use in the preparation thereof. The indemnities of the Company and of its Subsidiaries contained in this Section 1.3.1 shall remain in full force and effect regardless of any investigation made by or on behalf of such Covered Person and shall survive any transfer of securities.

                        1.3.2. Indemnities to the Company. The Company may
                  require, as a condition to including any securities in any registration statement filed pursuant to this Section 1, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall sign such registration statement and each other Person (other than such seller), if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being referred to herein as a "Covered Person") with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus included therein, or any amendment or supplement thereto, or any other disclosure document (including, without limitation, reports and other documents filed under the Exchange Act) or any document incorporated therein, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument executed by such seller, specifically stating that it is for use in the preparation of such registration statement, incorporated document, or other disclosure document. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive any transfer of securities.

                        1.3.3. Indemnification Procedures. Promptly after
                  receipt by a Covered Person of notice of the commencement of any action or proceeding involving a claim of the type referred to in the foregoing provisions of this Section 1.3, such Covered Person will, if a claim in respect thereof is to be made by such Covered Person against any indemnifying party, give written notice to each such indemnifying party of the commencement of such action; provided, however, that the failure of any Covered Person to give notice to such indemnifying party as provided herein shall not relieve any indemnifying party of its obligations under the foregoing provisions of this Section 1.3, except and solely to the extent that such indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against a Covered Person, each indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such Covered Person (who shall not, except with the consent of the Covered Person, be counsel to such an indemnifying party), and after notice from an indemnifying party to such Covered Person of its election so to assume the defense thereof, such indemnifying party will not be liable to such Covered Person for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that (i) if the Covered Person reasonably determines that there may be a conflict between the positions of such indemnifying party and the Covered Person in conducting the defense of such action or if the Covered Person reasonably concludes that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, then counsel for the Covered Person shall conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the Covered Person and such indemnifying party shall employ separate counsel for its own defense, (ii) the indemnifying party shall bear the legal expenses incurred in connection with the conduct of, and the participation in, the defense as referred to in clauses (i) and (ii) above. If, within a reasonable time after receipt of the notice, such indemnifying party shall not have elected to assume the defense of the action, such indemnifying party shall be responsible for any legal or other expenses incurred by such Covered Person in connection with the defense of the action, suit, investigation, inquiry or proceeding. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Covered Person of a release from all liabilities in respect to such claim or litigation.

                        1.3.4. Contribution. If the indemnification provided for
                  in Sections 1.3.1 or 1.3.2 hereof is unavailable to a party that would have been a Covered Person under any such Section in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such Covered Person, contribute to the amount paid or payable by such Covered Person as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such Covered Person on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such Covered Person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just or equitable if contribution pursuant to this Section 1.3.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 1.3.4 shall include any legal or other expenses reasonably incurred by such Covered Person in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of

                  Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                        1.3.5. Limitation on Liability of Holders of Registrable
                  Securities. The liability of each holder of Registrable Securities in respect of any indemnification or contribution obligation of such holder arising under this Section 1.3 shall not in any event exceed an amount equal to the net proceeds to such holder (after deduction of all underwriters' discounts and commissions and all other expenses paid by such holder in connection with the registration in question) from the disposition of the Registrable Securities disposed of by such holder pursuant to such registration.

            1.4. Survival.

                        1.4.1. Survival. The registration rights set forth in this Section 1 shall survive the dissolution of MBW Investors LLC pursuant to
Section 15.2(d) of the LLC Agreement and shall remain binding on the Subsidiaries of MBW Investors LLC.